Wafi-Golpu Joint Venture Agreement Wafi Mining Limited Newcrest PNG 2 Limited Wafi-Golpu Services Limited
Level 36, Riverside Centre 123 Eagle Street Brisbane QLD 4000 Australia T 61 7 3259 7000 F 61 7 3259 7111 Reference RAF TJG MMR07 1427 3151 ©Blake Dawson 2008

Contents

1.	INTERPRETATION 1

1.1	Definitions 1

1.2	Rules for interpreting this document 8

1.3	Business Days 9

2.	CONDITIONS PRECEDENT 9

2.1	Conditions 9

2.2	Result of non‑satisfaction of conditions 10

2.3	Maintenance of Tenements 10

2.4	Expenditure prior to Commencement Date 10

3.	ESTABLISHMENT, OBJECTS AND BASIS OF JOINT VENTURE 10

3.1	Establishment of Joint Venture 10

3.2	Name of Joint Venture 10

3.3	Objects of Joint Venture 10

3.4	Basis of Joint Venture 11

3.5	Participating Interests at Commencement Date 11

3.6	Venturer's rights and obligations 11

3.7	Dedication of Joint Venture Property 11

3.8	Wafi's contribution to Joint Venture 12

3.9	Provision of Tenements Information 12

3.10	Limits of Joint Venture 12

3.11	Currency 12

3.12	No representations 12

Wafi-Golpu Joint Venture Agreement

4.	RELATIONSHIP OF THE VENTURERS 12

4.1	Tenants-in-common 12

4.2	Several liability 12

4.3	Venturers' liability 13

4.4	No partnership 13

4.5	Co-operation 13

4.6	Share of Production taken in kind 14

4.7	Use of Joint Venture Intellectual Property and Tenements Information 14

4.8	JV Non-Competition Area 14

4.9	Prohibition on soliciting employees 14

5.	DECISION TO MINE 15

5.1	Feasibility Study before Decision to Mine 15

5.2	Content and submission of Feasibility Study 15

5.3	Cost of Feasibility Studies 15

5.4	Feasibility Study to be considered 15

5.5	Decision to Mine 15

5.6	Comprehensive further agreement 15

6.	JOINT VENTURE COMMITTEE 16

6.1	Formation 16

6.2	Appointment of Representatives 16

6.3	Power of Representatives 16

6.4	Role of Joint Venture Committee 16

6.5	Convening Meetings 17

6.6	Location of meetings 18

Wafi-Golpu Joint Venture Agreement

6.7	Notice and agenda for meetings 18

6.8	Meetings in case of emergency 18

6.9	Chairman of meeting of Joint Venture Committee 18

6.10	Quorum 19

6.11	Voting on resolutions 19

6.12	Procedural rules 19

6.13	Minutes and records 19

6.14	Vote without attending meeting 20

6.15	Vote without a meeting 20

6.16	Mode of meeting 20

7.	OPERATOR AND OPERATING PROGRAMS AND BUDGETS 21

7.1	Appointment 21

7.2	Agency of the Operator 21

7.3	Supervision by Joint Venture Committee 21

7.4	Operating Program and Budget during Farmin Period 22

7.5	Operating Programs and Budgets after the Farmin Period 22

7.6	Substitute Operating Programs and Budgets 22

7.7	Amendment of Operating Programs 22

7.8	Ownership of property 22

7.9	Access to site and information 23

8.	INTELLECTUAL PROPERTY AND INFORMATION 24

9.	INSURANCE AND LITIGATION 24

9.1	Insurance obligations 24

9.2	Cost of insurance 24

Wafi-Golpu Joint Venture Agreement

9.3	Operator's obligations 25

9.4	Independent contractors' insurance 25

9.5	Notice of litigation 25

9.6	Litigation against third parties 25

9.7	Litigation against a Venturer 26

10.	REHABILITATION 26

10.1	Rehabilitation Obligations 26

10.2	Rehabilitation Program 26

10.3	Rehabilitation Fund 26

11.	CROSS CHARGE 26

11.1	Venturers' obligations 26

11.2	Purpose, form and substance 27

12.	JOINT VENTURE EXPENDITURE 27

12.1	Financing policy 27

12.2	Settlement and payment 27

12.3	Current statements 28

12.4	Notice of Intention to pay Called Sum 28

12.5	Called Sums paid in advance of expenditure 28

13.	INTEREST 28

13.1	Payment of Interest 28

13.2	Interest after judgment 29

13.3	Accrual and calculation of Interest 29

Wafi-Golpu Joint Venture Agreement

14.	PAYMENTS 29

14.1	Payment of Called Sums and Interest 29

14.2	How payments must be made 29

14.3	Deductions and withholdings 30

14.4	Currency indemnity 30

15.	DILUTION 30

15.1	Consequences of non-payment 30

15.2	Calculation of Participating Interests 31

15.3	Minimum Participating Interest 31

15.4	Withdrawal 31

15.5	Dilution where State acquires interest 33

16.	DEFAULT 33

16.1	Default Event 33

16.2	Default Notice 34

16.3	Consequences of Default Notice 34

16.4	Contributing Venturers 34

16.5	Interest 35

16.6	Remedy of defaults 35

16.7	Failure to remedy 35

17.	CONSEQUENCES OF DEFAULT 35

17.1	Share of Production on trust for sale 35

17.2	Application of sale proceeds 36

17.3	No Liability or entitlement to Defaulting Venturer 36

Wafi-Golpu Joint Venture Agreement

17.4	Participating Interest on trust for sale 36

17.5	Terms of trust for sale 37

17.6	Independent value 38

18.	CHANGE OF CONTROL 39

18.1	Meaning of Control 39

18.2	Meaning of Change of Control 40

18.3	Consequences of Change of Control 40

19.	TENEMENT RELINQUISHMENT 41

19.1	Procedure and consequences 41

19.2	Expenses 41

20.	GOODS AND SERVICES TAX 42

20.1	Venturer is member of GST group 42

20.2	GST exclusive amounts 42

20.3	Payment of GST 42

20.4	Reimbursements 42

20.5	Indemnities 42

20.6	GST returns 42

20.7	Registration 42

20.8	Indemnity 42

21.	FORCE MAJEURE 43

21.1	Notice and suspension of obligations 43

21.2	Effort to overcome 43

21.3	Alternative supply 43

Wafi-Golpu Joint Venture Agreement

22.	DISPUTE RESOLUTION 43

22.1	Application 43

22.2	Notice of dispute or difference 44

22.3	Negotiation between Representatives 44

22.4	Negotiation by senior management 44

22.5	Arbitration 46

22.6	Continuance of performance 46

22.7	Summary or urgent relief 46

23.	TERMINATION 46

23.1	Term 46

23.2	Realisation of property 46

23.3	Survival of claims and obligations 47

23.4	Perpetuity period 47

24.	CONFIDENTIALITY 47

25.	ENCUMBRANCES 48

25.1	Dealings requiring Venturers' consent 48

25.2	Permitted Encumbrances 48

25.3	Deed of covenant to be executed 49

25.4	Notice of proposed Permitted Encumbrance 49

25.5	Objection to proposed Permitted Encumbrance 49

25.6	Set off by Venturer purchasing under Encumbrance 49

25.7	Application of surplus 50

25.8	Encumbrancee's rights 50

Wafi-Golpu Joint Venture Agreement

26.	ASSIGNMENT AND AMENDMENT 50

26.1	Assignment to related corporations 50

26.2	Assignment to others 50

26.3	Restrictions on Venturer's entitlement to Assign 51

26.4	Notice of offer 51

26.5	Offer to Founding Venturer 51

26.6	Notice constitutes offer 51

26.7	Duration of offer 52

26.8	Conditions of Assignment 52

26.9	Exceptions 52

26.10	Amendment 52

27.	NOTICES 53

27.1	How to give a notice 53

27.2	When a notice is given 53

27.3	Address for notices 53

28.	GENERAL 54

28.1	Governing law 54

28.2	Expenses and Stamp Duty 54

28.3	Giving effect to this document 54

28.4	Waiver of rights 54

28.5	Operation of this document 54

28.6	Operation of indemnities 55

28.7	Consents 55

28.8	Statements 55

Wafi-Golpu Joint Venture Agreement

28.9	No merger 55

28.10	Exclusion of contrary legislation 55

28.11	Inconsistencies 55

28.12	Counterparts 56

28.13	Attorneys 56

1.	CONFIDENTIALITY 81

2.	RETURN OF CONFIDENTIAL INFORMATION 81

3.	CONTINUING OBLIGATIONS 82

4.	INTERPRETATION 82
Schedules

1	JOINT VENTURE PROPERTY 57

2	ACCOUNTING PROCEDURE 64

3	DEEMED CONTRIBUTION 77

4	PRIORITY DEED 78

5	CROSS CHARGE 79

6	ASSUMPTION DEED 80

7	CONFIDENTIALITY AGREEMENT 81
Annexures

A	MAP SHOWING JV AREA AND JV NON-COMPETITION AREA

B	SHAREHOLDERS AGREEMENT

C	CONSTITUTION FOR COMPANY ACTING AS OPERATOR

D	SERVICES AGREEMENT

E	MASTER CO-OPERATION AGREEMENT

Wafi-Golpu Joint Venture Agreement

Wafi-Golpu Joint Venture Agreement
DATE
PARTIES
Wafi Mining Limited, a company incorporated in Papua New Guinea, of Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (Wafi)
Newcrest PNG 2 Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 5, Pacific Place, corner of Musgrave Street and Champion Parade, Port Moresby (Newcrest)
Wafi-Golpu Services Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (Operator)
RECITALS

A.	Wafi is the legal and beneficial owner of the Tenements.

B.	Under the terms of the Master Purchase and Farmin Agreement, Newcrest has agreed to purchase a 30.01% Participating Interest in the Joint Venture.

C.
The Master Purchase and Farmin Agreement provides that in order to complete the purchase of its 30.01% Participating Interest in the Joint Venture, this document is to be executed by Wafi and Newcrest.

D.	Newcrest has also agreed to earn an additional 19.99% Participating Interest in the Joint Venture pursuant to the Master Purchase and Farmin Agreement.

E.
This document records the terms under which Wafi and Newcrest have agreed to establish and operate a joint venture for the exploration for and development, mining and production of Mineral Products in the JV Area.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions
The following definitions apply in this document.
Accounting Procedure means the accounting procedure set out in Schedule 2.
Affiliate means, in relation to a body corporate, each of:

(a)	that body's related corporations;

(b)	that body's directors; and

(c)	the persons who have a substantial holding in that body.
Assign means to sell, transfer, assign, make a gift of, lease, licence or part possession with declare a trust over, or in any other way dispose of, deal with or create an interest in a Venturer's Participating Interest or to agree to do any of those things other than by creating an Encumbrance.

Assumption Deed means the deed referred to in clause 26.8(a), which must be substantially in the form set out in Schedule 6.
Authorisation means:

(d)	an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

(e)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any compensation agreement, mining title, development approval, environmental approval and any renewal or amendment of any of them.
Budget means the annual budget for an Operating Program determined in accordance with clauses 7.4, 7.5, 7.6 and 7.7.
Business Day means:

(f)
for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(g)	for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Port Moresby, PNG and Melbourne, Australia.
Calendar Quarter means a period of 3 consecutive calendar months commencing on 1 January, 1 April, 1 July or 1 October of any year.
Called Sum means an amount of Joint Venture Expenditure payable by a Venturer under clause 12.3(e).
Commencement Date means the day which is the Stage 1 Completion Date under the Master Purchase and Farmin Agreement.
Companies Act means the Companies Act 1997.
Continuing Venturer means a Venturer that is not a Selling Venturer or a Defaulting Venturer.
Control has the meaning given to that term in clause 18.
Cross Charge means the charge referred to in clause 11.1, which must be substantially in the form set out in Schedule 5.
Decision to Mine means a decision to commence mining operations on a Tenement following receipt of a Feasibility Study and Authorisations.
Default Event is a default event set out in clause 16.1.
Default Notice means a notice given in accordance with clause 16.2.
Defaulting Venturer means a Venturer which commits a Default Event.
Delivery Point means:

(h)	in the case of Mineral Products which are to be refined, at the refinery or as the Joint Venture Committee otherwise determines; or

Wafi-Golpu Joint Venture Agreement

(i)	in the case of Mineral Products which are not to be refined, at the location determined by the Joint Venture Committee.
Due Date means on or before:

(j)	10 Business Days after delivery of a statement under clause 12.3; or

(k)	a later date (if any) specified in that statement.
Encumbrance means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set off or right to withhold payment of a deposit or other money, a notice under section 356 of the Income Tax Act 1959 or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.
Encumbrancee means the holder of an Encumbrance created in accordance with clause 25.1 or 25.2.
End Date means 30 September 2008 or any other date agreed between the parties.
Excluded Tax means a Tax on net income in any jurisdiction, other than:

(l)
a Tax that is calculated on or by reference to the gross amount of any payment derived by a Venturer under this document or the transactions that this document contemplates (unless the Tax is imposed because the Venturer has not given its tax file number to the person who made the payment); or

(m)
a Tax that is imposed because a Venturer is regarded as being subject to tax in a jurisdiction solely because it is a Venturer or because it is participating in the transactions that this document contemplates.

Farmin Completion Date means the date on which the Master Purchase and Farmin Agreement expires or is terminated.
Farmin Period has the meaning provided for that term in the Master Purchase and Farmin Agreement.
Feasibility Study means a comprehensive study that complies with clause 5.2 into the economic feasibility of:

(n)	conducting mining operations on the Tenements or on an identified part of the Tenements; and

(o)	developing Joint Venture Facilities.
Force Majeure Event means any occurrence or omission (other than an occurrence or omission which is a breach or default under this document on the part of the party relying on it) as a direct or indirect result of which the party relying on it is prevented from or delayed in performing any of its obligations under this document (other than a payment obligation) and that is beyond the reasonable control of that party or its Affiliates, including disputes hindering access to the JV Area, civil unrest, riots or disturbance, forces of nature, industrial action, inability to obtain equipment or materials due to a supplier claiming force majeure and action or inaction by a Government Agency.
Founding Venturer means Wafi and Newcrest.
GST means a goods and services tax or similar value added tax levied or imposed under the GST Law or otherwise on a supply.
GST Law means the Goods and Services Tax Act 2003.

Wafi-Golpu Joint Venture Agreement

Government Agency means:

(p)	a government or government department or other government body;

(q)	a governmental, semi-governmental or judicial person; or

(r)	a person (whether autonomous or not) who is charged with the administration of a law.
Gross Negligence means wanton and reckless conduct that constitutes an utter disregard for the resulting harmful, foreseeable and avoidable consequences.
Insolvency Event means, for a person, being in liquidation or provisional liquidation or under administration, having a receiver (as defined in the Companies Act) or analogous person appointed to it or any of its property, being taken under the Companies Act to have failed to comply with a statutory demand referred to in section 337 of the Companies Act, being unable to pay its debts or otherwise insolvent, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event under the laws of any applicable jurisdiction.
Interest means interest calculated in accordance with clause 13.1(b).
Joint Account in relation to the Joint Venture, has the meaning given to that term in the Accounting Procedure.
Joint Venture means the relationship between the Venturers that exists under the terms of this document.
Joint Venture Committee means the committee formed in accordance with clause 6.1.
Joint Venture Expenditure means:

(s)
the expenditure (whether of a capital or operating nature) comprising all expenses incurred relating to activities and operations of the Joint Venture, including without limitation, Joint Venture overheads and all payments to the Operator under the Services Agreement; and

(t)	any other expenditure agreed to by all Venturers.
Joint Venture Facilities means:

(u)	all mines and other facilities located on the Tenements for the production of Mineral Products; and

(v)	all facilities used for the exploration for or the production, treatment, transportation and delivery of Mineral Products, that have been dedicated to the Joint Venture by a Venturer or acquired as the result of Joint Venture Expenditure.
Joint Venture Intellectual Property means all business names, trade marks, software, copyrights, drawings, maps, patents, trade marks, trade secrets, technology rights, know-how, formulae, recipes, mining information and data, confidential information, inventions and similar industrial, commercial and intellectual property in any form (including computer encoded or stored information) which are acquired or developed in the course of the activities of the Joint Venture whether or not:

(w)	registered;

Wafi-Golpu Joint Venture Agreement

(x)	protected by statute; or

(y)	reduced to writing.
Joint Venture Property means all the Venturers' right title and interest in or under:

(z)	the Tenements;

(aa)	Joint Venture Intellectual Property;

(bb)	Tenements Information;

(cc)	Joint Venture Facilities;

(dd)	Mineral Products produced in the course of the Joint Venture until delivered to a Venturer after appropriation from the Joint Venture; and

(ee)	the plant, equipment, contracts and other property listed in Schedule 1, and all other rights, titles, interests, claims, benefits and other property of whatever kind, held, created, or acquired exclusively for the purposes or benefit of the Joint Venture.
JV Non-Competition Area means the area identified as such on the map attached as Annexure A.
JV Area means the area enclosed by the external boundaries of the Tenements as set out in Annexure A and any other area as may be agreed from time to time by the Venturers.
Landowners means citizens of Papua New Guinea with customary rights to land in the JV Area.
Liability means a claim, demand, proceeding, cost, loss, expense, obligation and liability, arising under statute or at common law or in equity, and arising in contract or in tort or otherwise.
Master Co-operation Agreement means the agreement to be entered into between Wafi-Golpu Services Limited, Hidden Valley Services Limited, Morobe Exploration Services Limited and Harmony Gold (PNG Services) Pty Ltd to provide for co-operation of the parties in respect of this Joint Venture, the joint venture between MCG and Newcrest PNG 1 Limited in respect of the Hidden Valley project and the joint venture between MCG, Wafi and Newcrest PNG 3 Limited in respect of a portfolio of exploration licences, substantially in the form of the document annexed as Annexure E.
Master Purchase and Farmin Agreement means the document dated on or about the date of this document between Wafi, MCG, Morobe Exploration Limited, Newcrest PNG 1 Limited, Newcrest and Newcrest PNG 3 Limited.
MCG means Morobe Consolidated Goldfields Limited, a company incorporated in Papua New Guinea.
Mineral Products means all minerals, ores and metals that:

(ff)	contain mineral matter or substances; and

(gg)	are produced because of operations under this document.
Mining Act means the Mining Act 1992.
Notice of Failure to Pay means a notice referred to in clause 16.1.
Objects means the objects set out in clause 3.3.

Wafi-Golpu Joint Venture Agreement

Operating Program means a program for the exploration, development, mining, processing, plant construction, maintenance, expansion or other operations for the Joint Account under this document (and may include the acquisition or relinquishment of a Tenement).
Participating Interest in relation to a Venturer means all its undivided interest (expressed as a percentage):

(hh)	in the benefits arising under this document;

(ii)	in the rights and Liabilities under this document during the Joint Venture;

(jj)	in its obligation to comply with this document; and

(kk)	as tenant in common in and to the Joint Venture Property.
Permitted Encumbrance means:

(ll)	any Encumbrance existing at the date of this document including the Encumbrance in relation to the Wafi-Golpu Royalty;

(mm)	an Encumbrance expressly permitted pursuant to clause 25.2 or any other provision of this document;

(nn)	an Encumbrance which arises after the date of this document by operation of law; and

(oo)	a lien that arises by operation of law in the ordinary course of ordinary business, where the amount secured is not overdue or is being diligently contested in good faith.
Priority Deed means the deed referred to in clause 25.3(a), which must be substantially in the form set out in Schedule 4.
Representative means any person appointed as a representative of a Venturer under clause 6.2.
Security Interest means an Encumbrance that secures the payment of money or the performance of an obligation, or any other interest or arrangement of any kind that gives a creditor priority over other creditors in relation to any property.
Selling Venturer means a Venturer that gives notice in accordance with clause 26.4.
Services Agreement means the agreement to be entered into between the Venturers and the Operator, in accordance with the terms of this document, to provide for the appointment of the Operator and the terms on which the Operator is to undertake the duties and responsibilities of Operator of the Joint Venture, substantially in the form of the document annexed as Annexure D.
Share of Production, in relation to a Venturer, means its share of any Mineral Products under this document being that proportion of the Mineral Products produced by the Joint Venture as is equal to the proportion which that Venturer's Participating Interest bears to all Participating Interests.
State means the Independent State of Papua New Guinea.
Super Majority Vote means:

(pp)	during the Farmin Period, a vote of two or more Venturers which must include Wafi and Newcrest; and

Wafi-Golpu Joint Venture Agreement

(qq)	after the Farmin Period, a vote of one or more Venturers who together hold between them Participating Interests of not less than 70% of all Participating Interests.
Tax means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or a Government Agency, together with any related interest, penalty, fine or other charge.
Tenements means:

(rr)	each mining title referred to in Schedule 1;

(ss)	any other lease, licence, permit or other authority or tenement for mining purposes that:

(i)	the Joint Venture Committee decides should be acquired for the purposes of this document or the Joint Venture or both; or

(ii)	(with the consent of all Venturers) becomes subject to the Joint Venture;

(tt)
any other lease, licence, permit or other authority or tenement for mining any Mineral Product a substantial part of which is within the outer boundaries of the Tenements and which is held by one or more of the Venturers for one or more of the Objects; and

(uu)	any application for or interest in a lease, licence, permit or other authority or tenement that confers or will confer similar rights to those mentioned in paragraph (tt).
Tenements Information means all information, assay results, drill cores, assay pulps, reports and other information which relates to the Tenements.
Transaction Documents means this document, the Master Purchase and Farmin Agreement, the Master Co-operation Agreement, the Services Agreement, each Priority Deed, each Cross Charge, any document that the Venturers agree in writing is to be a Transaction Document and any document that is entered into under any of the above.
Unpaid Called Sum means a Called Sum that is unpaid by a Venturer on its Due Date for payment, other than a Called Sum in respect of which the Venturer gave a Notice of Intention under clause 12.4 not to pay it and to which clause 15 applies.
Venturer means a party to this document other than the Operator.
Wafi-Golpu Royalty means the royalty payable to Rio Tinto Limited on the production of Mineral Products from certain Tenements (which are to farm part of the Joint Venture Property) pursuant to the Royalty Deed dated 26 June 2003 between Rio Tinto Limited, Wafi and Aurora Gold Ltd.
Wilful Misconduct means an intentional and conscious disregard of:

(vv)	any provision of this document;

(ww)	any Operating Program or Budget,

(xx)	not justifiable by special circumstances; or

(yy)	any applicable law required to be discharged in connection with operations conducted for the Joint Venture,

Wafi-Golpu Joint Venture Agreement

but excludes any error of judgment or mistake made by the Operator or any of its directors, employees or agents, or independent contractors engaged by the Operator, in the exercise, of any function, authority or discretion conferred on the Operator.

1.2	Rules for interpreting this document
Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document includes a permitted substitute or a permitted Assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person;

(v)	anything (including a right, obligation or concept) includes each part of it;

(vi)
a lease, licence, permit or other authority for mining purposes, or a provision of any of them, is to that lease, title, right, licence, permit or authority or provision as renewed, extended, amended, supplemented, replaced or novated;

(vii)	a Tenement or tenement is to that Tenement or tenement as renewed, extended, amended, supplemented, replaced or novated; and

(viii)	dollar or $ is to currency of the United States of America.

(b)	A singular word includes the plural, and vice versa.

(c)	A word that suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The schedules and annexures to this document are incorporated into this document.

(g)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(h)	The words subsidiary, holding company, related corporation and relevant interest have the same meaning as in the Companies Act.

(i)
A person has a substantial holding in a body corporate if the total votes attached to the voting shares in the body in which it or its associates have a relevant interest is 5% or more of the total number of votes attached to the voting shares in the body.

Wafi-Golpu Joint Venture Agreement

(j)
A reference to applicable law includes a reference to all laws of all jurisdictions applicable to the Joint Venture within and outside Papua New Guinea including regulations, policies, statutory duties, guidelines, official directives or requests of or by any Government Agency, whether or not having the force of law.

(k)
A reference to entity is a reference to a natural person, a body corporate (other than a Government Agency), a partnership or a trust and includes, in the case of a trust, a reference to a trustee of the trust).

(l)
A reference to listed is a reference a to corporation or other body is listed if it is included in the official list of a stock exchange or market which is a member of the Fédération Internationalé des Bourses de Valeurs.

(m)	A reference to a wholly-owned subsidiary is a reference to a body corporate none of whose members is a person other than:

(i)	the first mentioned-body;

(ii)	a nominee of the first-mentioned body;

(iii)	a subsidiary of the first mentioned body, being a subsidiary none of whose members is a person other than:

(A)	the first-mentioned body; or

(B)	a nominee of the first-mentioned body; or

(iv)	a nominee of such a subsidiary.

(n)	A reference to a month is a reference to a calendar month.

(o)
The words used in this document that have a defined meaning in the GST Law have the same meanings as in the GST Law, except where the context makes it clear that a different meaning is intended to apply.

(p)	Mentioning anything after include, includes or including does not limit what else might be included.

1.3	Business Days
If the day on or by which a person must do something under this document is not a Business Day, the person must do it on or by the next Business Day.

2.	CONDITIONS PRECEDENT

2.1	Conditions
The provisions of this document other than this clause and clauses 1 (Interpretation), 16 (Default), 17 (Consequences of Default), 24 (Confidentiality), 26 (Assignment and Amendment), 27 (Notices), and 28 (General) do not become binding unless and until the conditions precedent in clause 3.1 of the Master Purchase and Farmin Agreement have been satisfied (or waived in accordance with clause 3.2 of that document) and Stage 1 Completion (as defined in that document) has occurred.

2.2	Result of non‑satisfaction of conditions

(a)	If the conditions referred to in clause 2.1 are not satisfied or waived under clause 3.2 of the Master Purchase and Farmin Agreement on or before the End

Wafi-Golpu Joint Venture Agreement

Date then either Venturer may before satisfaction or waiver of those conditions, terminate this document by giving written notice to the other.

(b)	If this document is terminated in accordance with clause 2.2(a), then all rights and obligations under this document other than:

(i)	this clause 2 and clauses 1 (Interpretation), 16 (Default), 17(Consequences of Default), 24 (Confidentiality), 27 (Notices), and 28 (General);

(ii)	any clause which is expressed to survive termination of this document; and

(iii)	rights that accrue before the date on which the notice is given, terminate on the day of the notice.

2.3	Maintenance of Tenements
Wafi is responsible for maintaining the Tenements in good standing and free from liability to forfeiture from the date of this document until the Commencement Date or the earlier termination of this document.

2.4	Expenditure prior to Commencement Date
The Venturers acknowledge that any expenditure accrued or paid after the Effective Date under the Master Purchase and Farmin Agreement and before the Commencement Date under this document, which is properly characterised as Stage 2 Expenditure for the purpose of the Master Purchase and Farmin Agreement, is deemed to be Joint Venture Expenditure for the purpose of this document.

3.	ESTABLISHMENT, OBJECTS AND BASIS OF JOINT VENTURE

3.1	Establishment of Joint Venture
The Venturers constitute themselves as an unincorporated joint venture on the terms of this document with effect from the Commencement Date.

3.2	Name of Joint Venture
The unincorporated joint venture is to be known as the Wafi-Golpu Joint Venture.

3.3	Objects of Joint Venture
The objects of the Joint Venture are to:

(a)	explore for, establish reserves of and evaluate minerals;

(b)	maintain validity of title to and tenure of the Tenements;

(c)	delineate reserves of and evaluate mineral deposits;

(d)	conduct Feasibility Studies;

(e)	investigate the location, extent, quantity, structure, quality and commercial value of minerals within the Tenements;

(f)	establish a mining operation;

Wafi-Golpu Joint Venture Agreement

(g)	operate a mine and develop, produce or extract minerals from the Tenements and process them into mineral concentrates or metal, and for those purposes to develop Joint Venture Facilities;

(h)	produce Mineral Products from the JV Area; and

(i)	do everything ancillary to the objects specified in this clause 3.3 that the Joint Venture Committee decides should be done.

3.4	Basis of Joint Venture
Each Venturer agrees with each other Venturer that:

(a)	it enters into the Joint Venture on the terms of this document with effect from the Commencement Date;

(b)	it must use its best endeavours to achieve the Objects;

(c)	the activities of the Joint Venture are limited to the Objects unless all the Venturers agree otherwise in writing; and

(d)	the use of the Joint Venture Property is only for the purposes of the Joint Venture unless all Venturers agree otherwise in writing.

3.5	Participating Interests at Commencement Date
On the Commencement Date, the Participating Interests of the Venturers will be:

Wafi:	69.99%; and

Newcrest:	30.01%.

3.6	Venturer's rights and obligations
Each Venturer has the right and obligation to:

(a)	contribute to Joint Venture Expenditure in proportion to its Participating Interest on and after the Farmin Completion Date; and

(b)	separately take and dispose of its Share of Production in kind that is to be delivered in accordance with clause 4.6.

3.7	Dedication of Joint Venture Property
Subject to clause 3.8 and the terms of the Master Co-operation Agreement, each Venturer must ensure that:

(a)	any Joint Venture Property is available for the purpose of the Joint Venture for the duration of the Joint Venture; and

(b)	the Joint Venture Property is used only for the purpose of the Joint Venture.

3.8	Wafi's contribution to Joint Venture

(a)
As and from Commencement Date, Wafi contributes to the Joint Venture the Joint Venture Property specified in Schedule 1, subject to all Permitted Encumbrances attaching thereto which are referred to in the Master Purchase and Farmin Agreement or at the date of this document have been specifically disclosed in writing by Wafi to Newcrest.

Wafi-Golpu Joint Venture Agreement

(b)	Wafi remains obliged to contribute to the Joint Venture as a Venturer in accordance with the terms of this document.

3.9	Provision of Tenements Information
As and from the Commencement Date, each Venturer must make available to the Operator all Tenements Information that is available to it or over which it has control.

3.10	Limits of Joint Venture
The Joint Venture:

(a)	is confined to the Tenements and the other Joint Venture Property; and

(b)	does not extend to any other tenement held by a Venturer now or in the future, unless otherwise permitted or required by this document.

3.11	Currency
Unless otherwise agreed by the Venturers or required by law, the Joint Venture will operate in, and all relevant accounts maintained by the Operator will be described in US dollars notwithstanding that Joint Venture Expenditure may be incurred in currencies other than US dollars. For the purpose of the Accounting Procedures, all Joint Venture Expenditure will be converted into US dollars using the actual exchange rate prevailing on the date of the relevant transaction.

3.12	No representations
Subject to clause 8 of the Master Purchase and Farmin Agreement, each Venturer acknowledges that it has independently evaluated the Tenements and this Joint Venture and has not relied and will not rely on any representation, statement or promise made by or on behalf of any other Venturer in deciding to enter into this document (or a deed of accession to this document) or to exercise any right or perform any obligation under it.

4.	RELATIONSHIP OF THE VENTURERS

4.1	Tenants-in-common
From the date both Venturers hold Participating Interests, the relationship of the Venturers as beneficial owners of property (including Joint Venture Intellectual Property) held for the purposes of this document or the Joint Venture or both is as tenants in common.

4.2	Several liability
Each Venturers' liability under this Joint Venture is several in proportion to its Participating Interest and not joint nor joint and several.

4.3	Venturers' liability
Each Venturer is severally liable, in proportion to its Participating Interest, for all obligations and all Liabilities incurred in the course of carrying out the activities of the Joint Venture or arising from the Joint Venture Property, but on the basis that each Venturer:

(a)	is individually responsible only for its own obligations under this document; and

(b)	is not liable for, and has no obligation in relation to, the obligations of another Venturer, except as expressly provided in this document or the Master Purchase and Farmin Agreement.

Wafi-Golpu Joint Venture Agreement

4.4	No partnership
During the term of this document and the Joint Venture:

(a)	the relationship of the Venturers does not constitute a partnership for any purpose; and

(b)	the Joint Venture is an unincorporated joint venture constituted under this document.

4.5	Co-operation
Each Venturer agrees with the other Venturers that, with effect from the Commencement Date, it must:

(a)	perform its obligations in relation to each Tenement and its obligations under or relating to the fulfilment of any contract which relates to the Joint Venture;

(b)	only engage in activities in the JV Area or in the course of the Joint Venture that are permitted by this document or agreed to by all Venturers;

(c)	not terminate, relinquish, surrender or render liable to forfeiture a Tenement (or try to do or bring about any of those things) except in accordance with this document or as required by law;

(d)	not do or cause to be done anything that may cause:

(i)	any penalty to be imposed;

(ii)	a breach of any obligation in relation to a Tenement; or

(iii)	continued enjoyment of a Tenement to be jeopardised;

(e)	act in good faith, honestly and reasonably in all its dealings with the other Venturers concerning the Joint Venture;

(f)	promote the Objects of the Joint Venture;

(g)	use its best endeavours to satisfy any reasonable requirements of any Government Agencies in order to achieve the Objects of the Joint Venture; and

(h)
if requested in writing by another Venturer, do or consent to the doing of anything reasonably required by any lenders to that other Venturer which does not adversely affect the interest in the Joint Venture Property of the Venturer so requested or materially disrupt the operations of the Joint Venture or impose any material financial obligations on the Venturer to whom the request is made.

4.6	Share of Production taken in kind

(a)	Each Venturer acknowledges that:

(i)	it intends not to derive or receive income from the activities of the Joint Venture; and

(ii)	it agrees to take its Share of Production in kind under clause 3.6(b) and 4.6(b).

(b)	The Operator must deliver Mineral Products produced by or on behalf of the Venturers under this document to the Delivery Point. At the time of delivery to the Delivery Point:

Wafi-Golpu Joint Venture Agreement

(i)
title to, risk in and possession of each Venturer's Share of Production passes to the Venturer in proportion to its Participating Interest at the time the Operator makes that Venturer's Share of Production available for collection or transportation at the Delivery Point; and

(ii)	each Venturer must take its Share of Production in kind at the Delivery Point.

4.7	Use of Joint Venture Intellectual Property and Tenements Information
No Venturer is entitled to use Joint Venture Intellectual Property or Tenements Information in activities other than in connection with the Joint Venture unless:

(a)	the proposed use of Joint Venture Intellectual Property or Tenements Information is disclosed to each of the other Venturers; and

(b)
the Joint Venture Committee resolves by a vote of all Venturers (other than the Venturer that proposes to use the Joint Venture Intellectual Property or Tenements Information) that such use is permitted.

4.8	JV Non-Competition Area

(a)
No Venturer is entitled to, and each Venturer must procure that its related corporations do not, engage in any prospecting or exploration for Mineral Products in or on, or evaluation or mining of any Mineral Products on or from the JV Non-Competition Area except with the consent in writing of the other Venturers (at their absolute discretion).

(b)	Each Venturer is free to act independently at all times and in all respects in relation to exploration, mining or other activities outside of the JV Non-Competition Area.

4.9	Prohibition on soliciting employees
Except with the prior consent of the other Venturer concerned, each Venturer agrees that it must not, and must procure that none of its Affiliates, at any time solicit or entice any person, who is at that time, or at any time in the previous three months was, an employee of the other Venturer or any of its Affiliates, to become an employee of that Venturer or any of its Affiliates.
This subclause does not prevent the Operator from arranging with a Venturer for the transfer or secondment of employees from a Venturer or any of its Affiliates to the Operator.

5.	DECISION TO MINE

5.1	Feasibility Study before Decision to Mine

(a)	A Feasibility Study must be considered by the Joint Venture Committee before a Decision to Mine is made.

(b)
The Joint Venture Committee by Super Majority Vote may decide to direct the Operator to undertake a Feasibility Study (and the Operator must not undertake a Feasibility Study without such a direction from the Joint Venture Committee).

5.2	Content and submission of Feasibility Study
A Feasibility Study must:

Wafi-Golpu Joint Venture Agreement

(a)	include a program for construction, a budget, a proposed production schedule, estimated operating expenses and any other matters that the Joint Venture Committee reasonably requires;

(b)	be to a standard and level of detail so that the Venturers can assess whether the proposed development is bankable; and

(c)	be in the form that the Joint Venture Committee reasonably requires.

5.3	Cost of Feasibility Studies
The costs of the Operator preparing a Feasibility Study in accordance with clause 5.1(b) is Joint Venture Expenditure.

5.4	Feasibility Study to be considered
If the Operator prepares a Feasibility Study under clause 5.1(b), it must:

(a)	give a copy to each Venturer within 5 Business Days of receipt by the Operator of the final form of the Feasibility Study; and

(b)
convene a meeting of the Joint Venture Committee to be held at least 30 Business Days from the date upon which the last of the Venturers received a copy of the Feasibility Study under clause 5.4(a), for the purpose of considering the Feasibility Study.

5.5	Decision to Mine
The Joint Venture Committee by Super Majority Vote may:

(a)	approve a Feasibility Study as a bankable Feasibility Study; and

(b)	on the basis of that Feasibility Study, make a Decision to Mine.

5.6	Comprehensive further agreement
The Venturers must document a comprehensive joint venture agreement as soon as possible after a Decision to Mine is made. That agreement must be in the same form as this document, unless the Venturers otherwise agree.

6.	JOINT VENTURE COMMITTEE

6.1	Formation
As soon as possible after the Commencement Date, the Venturers must establish a Joint Venture Committee in accordance with this clause 6.

6.2	Appointment of Representatives

(a)	Each Venturer which holds a Participating Interest of 10% or more must nominate 2 Representatives to the Joint Venture Committee.

(b)	Any Venturer which holds a Participating Interest of 5% or more but less than 10% may nominate one Representative to the Joint Venture Committee.

(c)
A Representative appointed by a Venturer is to vote and act on behalf of the appointing Venturer and a Representative's actions are binding on the Venturer which appointed him or her in relation to all matters dealt with in this document as being within the scope of the Joint Venture Committee.

Wafi-Golpu Joint Venture Agreement

(d)	The identity of each Representative so nominated by a Venturer must be notified to the Operator and to each other Venturer immediately following his or her nomination.

(e)	A Venturer may, at any time, and from time to time, by notice to the Operator and to each other Venturer:

(i)	remove any Representative it nominates under this clause 6.2 and nominate a different person to be its Representative entitled to vote on its behalf; and

(ii)	nominate an alternate to act in the place of any of its Representatives.

(f)
A notice of nomination or removal must be in writing and, in the case of a notice of nomination, specify the full name and address of each Representative or alternate and an address for the service of notices on him or her.

6.3	Power of Representatives
Subject to this document, the Representatives participating at meetings of the Joint Venture Committee or as otherwise permitted by this document, have a duty to make all elections and determinations which the Joint Venture Committee is required or permitted to make in this document.
Nothing in this document confers any authority on any Representative to bind his or her appointing Venturer to any action resulting in or which requires an amendment to this document.

6.4	Role of Joint Venture Committee
The Joint Venture Committee's role is to consider and decide in relation to any matter which has a material or significant effect on the Joint Venture. Except where the Venturers have by written instrument signed by their Representatives unanimously determined otherwise, the following matters are taken to have a material or significant effect on the Joint Venture:

(a)	acquiring any property or committing to any other expenditure exceeding $500,000 (other than as approved in a Budget);

(b)	disposing of any property whose book value or fair market value exceeds $500,000 (other than as approved in a Budget);

(c)	variation of any contract (which is Joint Venture Property) material to the Joint Venture;

(d)	relinquishing, surrendering or otherwise disposing of, or acquiring, all or any part of a Tenement;

(e)	the Operator contracting with a Venturer or an Affiliate of a Venturer where the payments or Liabilities under the contract exceeds or are likely to exceed $500,000;

(f)	commencing or materially expanding mining operations, or suspending or materially curtailing mining operations except for:

(i)	repairs or maintenance; or

(ii)	other normal industry activities;

(g)	permanently or indefinitely ceasing all Joint Venture activities;

Wafi-Golpu Joint Venture Agreement

(h)	instituting or defending legal or other proceedings where the claim exceeds $100,000;

(i)	a reorganisation of the Joint Venture or a decision affecting the structure of the Joint Venture or any of the Joint Venture Property;

(j)	approving any Operating Program and Budget;

(k)	approving any amendment of the Services Agreement; and

(l)	a Decision to Mine.

6.5	Convening Meetings

(a)	The Joint Venture Committee must hold:

(i)	its initial meeting as soon as possible after the Commencement Date; and

(ii)	all its other meetings at least once each calendar quarter.

(b)	A Venturer's advisers may attend any Joint Venture Committee meeting and:

(i)	the advisers are permitted a limited right to speak (but must not vote) on behalf of the Venturer inviting them; and

(ii)	any Venturer may require the advisers to leave a meeting while confidential or commercially sensitive matters are being discussed.

(c)
On and after the Farmin Completion Date, the Operator must call meetings of the Joint Venture Committee to consider the Operating Program and proposed Budget prepared and distributed by the Operator in accordance with clause 7.5.

(d)
The Operator must call a special meeting at any time, if so requested by any Venturer, on not less than 5 Business Days' notice and if the notice containing the request specifies the matters to be placed on the agenda for the meeting.

(e)
Any Venturer may itself call a meeting of the Joint Venture Committee by giving not less than 5 Business Days' notice to the Operator and to the other Venturers, specifying the matters to be placed on the agenda. Additional agenda items may be submitted as provided in clause 6.7(b).

6.6	Location of meetings
Each meeting is to be held at the offices of the Operator in Papua New Guinea or at such other place as may be agreed upon in writing by the Representatives representing the Venturers holding between them at least a 70% Participating Interest.

6.7	Notice and agenda for meetings

(a)
The Operator must prepare and send to each Representative a copy of the proposed agenda specifying each matter to be considered at the meeting (including appropriate supplementary information) for every meeting of the Joint Venture Committee, together with notice of the date, time and place of the meeting at least 5 Business Days in advance of the date of the meeting.

(b)
The Operator may have an additional matter placed on the agenda of any meeting by notice (including appropriate supplementary information) to all other Venturers not less than 3 Business Days before the date of the meeting.

Wafi-Golpu Joint Venture Agreement

(c)
Unless the Joint Venture Committee determines otherwise by Super Majority Vote, the Joint Venture Committee may consider and pass resolutions at the Joint Venture Committee meeting only on those matters specified in the agenda for the meeting or any additional matters put on the agenda under clause 6.7(b).

6.8	Meetings in case of emergency

(a)
Despite clauses 6.5 and 6.6, in the event of an emergency which, in the Operator's judgment reasonably exercised, requires a meeting to be held without the notice and agenda provided for in clauses 6.5 and 6.6, a meeting called by the Operator is deemed as properly called and held on notice given by the Operator by any means and with whatever notice the Operator reasonably considers to be adequate under the circumstances.

(b)
The Operator must prepare and give to each Representative a copy of the proposed agenda specifying each matter to be considered at the meeting (including appropriate supplementary information) at or before the meeting.

6.9	Chairman of meeting of Joint Venture Committee

(a)	From the Commencement Date and until the Farmin Completion Date, Wafi must appoint the chairman of the Joint Venture Committee.

(b)	On and from the Farmin Completion Date:

(i)
for as long as the Participating Interests of Wafi and Newcrest (taken in aggregate with their respective Affiliates) are equal, Wafi and Newcrest must appoint the chairman of the Joint Venture Committee and in turn, commencing with Newcrest appointing the first chairman;

(ii)	if the Participating Interests of Wafi and Newcrest (taken in aggregate with their respective Affiliates) are not equal, the Venturer with the greater Participating Interest must appoint the chairman.

(c)	Each appointment of a chairman under this clause 6.9 is to be for a period of 12 months from the date of appointment. Any appointment may be renewed for further periods of 12 months.

(d)
If at any duly convened meeting of the Joint Venture Committee at which a quorum is present, the chairman is not present, the Representatives of the Venturer who nominated that chairman and who are present must elect a chairman from amongst their number.

6.10	Quorum

(a)
A quorum at meetings of the Joint Venture Committee is constituted if at least one nominated Representative of Venturers (or an alternate) holding 70% or more of the total Participating Interests is in attendance.

(b)	A Representative who has cast a vote on any matter coming before the meeting by notice delivered to the Operator under clause 6.14 is deemed to be present at that meeting.

(c)	If:

(i)
within half an hour from the time appointed for a meeting of Representatives a quorum is not present, the meeting must automatically be adjourned to the next Business Day at the same time and place; and

Wafi-Golpu Joint Venture Agreement

(ii)
at the adjourned meeting a quorum is not present within half an hour from the time appointed, the Representatives present or casting a vote by notice delivered to the Operator under clause 6.14 constitute a quorum.

6.11	Voting on resolutions

(a)	All decisions of the Joint Venture Committee must be passed by Super Majority Vote of the Representatives.

(b)
The Representatives representing each Venturer on the Joint Venture Committee may collectively cast the same percentage votes on a resolution as Participating Interest held by the Venturer they represent.

(c)	The chairman does not have a second or casting vote on any resolution of the Joint Venture Committee.

(d)	For the purposes of clause 6.11(a), any instruction or direction provided by the Joint Venture Committee to the Operator is a decision.

6.12	Procedural rules
The Joint Venture Committee may adjourn and, subject to this document, otherwise regulate its meetings as it decides.

6.13	Minutes and records

(a)	The Operator must prepare written minutes of each meeting of the Joint Venture Committee and distribute copies to all Representatives within 5 Business Days after the meeting.

(b)	The minutes must include details of each resolution passed at the meeting and must be signed by the chairman of the meeting.

(c)
Every Representative must notify the Operator within 5 Business Days of receipt of the minutes whether or not the Representative approves or disapproves of them. A Representative who fails to do so is deemed to have approved the minutes.

(d)
If any Representative disapproves the minutes, the Operator must endeavour to resolve the issue before the next meeting of the Joint Venture Committee, and if the Operator fails to do so, the question is to be an agenda item for resolution by a vote at the next meeting of the Joint Venture Committee.

(e)
Minutes of the meeting approved or deemed approved by all Representatives in accordance with this clause 6.13 are prima facie evidence of the matters discussed and resolutions passed at the meeting to which they relate and bind the Venturers.

(f)	The approval or disapproval of minutes does not affect the validity of decisions of the Joint Venture Committee at the meeting to which the minutes relate.

6.14	Vote without attending meeting
A Representative who is entitled to vote but who is unable to attend a meeting, may vote on any matter which may properly come before that meeting by notice delivered to the Operator at or before the meeting.

6.15	Vote without a meeting

(a)	The Venturers may consider, without holding a meeting, any matter capable of being considered by the Joint Venture Committee at a meeting if:

Wafi-Golpu Joint Venture Agreement

(i)	a request outlining the relevant matters for determination is made in a written notice from the Operator or a Venturer to all other Venturers for action;

(ii)	the Venturers consider and determine the relevant issue within 5 Business Days after receipt of the request; and

(iii)	one Representative who is entitled to vote on behalf of each Venturer gives notice of his or her decision to the Operator in writing on the matter.

(b)
Any submission which receives the affirmative vote of Representatives of the Venturers whose Participating Interests aggregate 70% or more is deemed to be a decision of the Joint Venture Committee, binding on all Venturers to the same effect as if made at a meeting of the Joint Venture Committee.

(c)
The Operator must notify the Venturers of the results of the decision within 2 Business Days after the expiry of the period of 5 Business Days referred to above and must prepare and circulate a minute of the decision as if a meeting of the Joint Venture Committee had been held, under clause 6.16.

6.16	Mode of meeting

(a)	A Joint Venture Committee meeting may be held:

(i)	in person;

(ii)	by using any means of audio or audio-visual communication by which each Representative participating can hear and be heard by each other Representative participating; or

(iii)	by using any other technology consented to in writing by all the Representatives.

(b)	A Representative's consent under clause 6.16(a)(iii) may be:

(i)	a standing one; and

(ii)	withdrawn within a reasonable time before the Joint Venture Committee meeting.

(c)
A Joint Venture Committee meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Representatives present at the meeting is located or, if an equal number of Representatives is located in each of 2 or more places, at the place where the chairman of the meeting is located.

7.	OPERATOR AND OPERATING PROGRAMS AND BUDGETS

7.1	Appointment

(a)	As soon as possible after the Commencement Date, Wafi and Newcrest must take all steps necessary to bring about their joint ownership and control of the Operator including:

(i)	executing a shareholders agreement in relation to the Operator, substantially in the form of the document annexed as Annexure B;

(ii)	arranging for the Operator to adopt a constitution, substantially in the form of the document annexed as Annexure C;

Wafi-Golpu Joint Venture Agreement

(iii)
procuring that all the issued shares of the Operator are held by Wafi and Newcrest in proportion to their respective Participating Interests in the Joint Venture (or in such other proportion as Wafi and Newcrest may agree); and

(iv)	executing the Services Agreement with the Operator.

(b)
The Operator may propose that it charges a management fee for performing the services as Operator under this document and the Services Agreement. The proposed fee will be payable as part of the Joint Venture Expenditure if the proposal is approved by the Joint Venture Committee.

(c)
In addition to the management fee under clause 7.1(b), the Operator is entitled to recover all of its costs and expenses incurred for the purposes of achieving the Objects of the Joint Venture (including the items referred to in section 3.2 to 3.17 of Schedule 2) as authorised by this document or the Services Agreement.

(d)
The management fee (if any) under clause 7.1(b) and the costs and expenses under clause 7.1(c) form part of Joint Venture Expenditure and the Venturers must pay those fees, costs and expenses to the Operator in accordance with the terms of the Services Agreement.

7.2	Agency of the Operator
Subject to the terms of the Services Agreement and this document:

(a)	the Operator is the agent of the Venturers; and

(b)	in that capacity, the Operator is in charge of all Operating Programs and other activities conducted, or a substantial part of which is conducted, in the JV Area for the purposes of the Joint Venture.

7.3	Supervision by Joint Venture Committee
The Operator:

(a)	is subject to the supervision of the Joint Venture Committee; and

(b)	must carry out any instruction properly given to it by the Joint Venture Committee following a decision made in accordance with clause 6.11 or clause 6.15.

7.4	Operating Program and Budget during Farmin Period
During the Farmin Period, the Operating Program and Budget shall, subject to clause 6.2 of the Master Purchase and Farmin Agreement, be as set out in Schedule 2 and Annexure B of the Master Purchase and Farmin Agreement.

7.5	Operating Programs and Budgets after the Farmin Period
On and after the Farmin Completion Date, the Operator must:

(a)	prepare a proposed Operating Program and Budget (including detailed supporting data) concerning operations in the JV Area proposed:

(i)	for the first Operating Program and Budget, in respect of the period from the Farmin Completion Date until the end of that calendar year; and

(ii)	thereafter, for all subsequent calendar years; and

Wafi-Golpu Joint Venture Agreement

(b)	distribute that proposed Operating Program and Budget to all Venturers within 30 Business Days before the proposed commencement of the Operating Program and Budget.

7.6	Substitute Operating Programs and Budgets

(a)	On and after the Farmin Completion Date, the Joint Venture Committee must meet to consider and vote on each proposed Operating Program and Budget at least 20 Business Days before their commencement.

(b)
If the Joint Venture Committee does not approve a proposed Operating Program and Budget, it will be treated as having approved an Operating Program and Budget, during the period for which the Proposed Operating Program and Budget is prepared to:

(i)	keep each Tenement in good standing;

(ii)	satisfy any applicable work and expenditure obligations in relation to each Tenement; and

(iii)
progress the Objects of the Joint Venture at a level that a reasonably prudent operator in like circumstances would advance them to retain the maximum value of the project while preserving working capital, using the last approved Operating Program and Budget as a guide.

7.7	Amendment of Operating Programs
The Joint Venture Committee may amend any approved Operating Program and Budget.

7.8	Ownership of property

(a)	Except as otherwise provided in this document:

(i)	all Tenements and other Joint Venture Property are beneficially owned by the Venturers in undivided shares as tenants-in-common in proportion to their respective Participating Interests; and

(ii)	each Venturer waives its rights of partition and sale in lieu of partition in those Tenements and any other Joint Venture Property.

(b)
It is the intention that the Venturers will hold the legal title to all Tenements and (wherever practical) all other Joint Venture Property as tenants-in-common in proportion to their respective Participating Interests. If at any time any of the Joint Venture Property is held by less than all the Venturers, the Venturer (or Venturers) which holds the legal title will do so in trust for all Venturers as tenants-in-common in proportion to their respective Participating Interests. Where it is not practical, for the Venturers to hold the legal title to any Joint Venture Property as tenants-in-common, the Operator is to hold legal title to that Joint Venture Property in trust for all Venturers as tenants-in-common in proportion to their respective Participating Interests.

(c)
The Operator may only purchase property for the Joint Venture that is required to meet the reasonably anticipated needs of the currently approved Operating Program, unless the Joint Venture Committee approves otherwise.

(d)
If the Operator declares any property (including Joint Venture Intellectual Property) held for the purposes of this document or the Joint Venture or both to be surplus, that property may be disposed of:

(i)	if, and in the manner, the Joint Venture Committee approves; and

Wafi-Golpu Joint Venture Agreement

(ii)	in accordance with the Accounting Procedure.

7.9	Access to site and information

(a)
Subject to clauses 7.9(d), 7.9(e) and 7.9(f), if the Operator receives reasonable notice from a Venturer that the Venturer wishes a third party which is not an Affiliate of the Venturer to access the site, it must give any person who has the Venturer's written authority:

(i)	access to the site of any Tenement; and

(ii)	any information relating to the Joint Venture,

(b)	and allow any of those persons to:

(i)	observe and inspect the conduct of the operations of the Joint Venture; and

(ii)	examine and, if desired, copy at the Venturer's expense any record of the Joint Venture, collectively called Access.

(c)	The Operator must only grant access in accordance with clause 7.9(a), if the Venturer verifies, in the form of written authority, that the purpose of the Access sought is required:

(i)	to facilitate financing of the Venturer's Participating Interest;

(ii)	to restate reserves held by the Venturer; or

(iii)	directly in connection with a proposed sale of part or all of the Venturer's Participating Interests, and that any information derived from the Access is to be used for those purposes only.

(d)	The person with the Venturer's written authority must deliver to the Operator:

(i)	a duly executed confidentiality agreement, substantially in the form of the document attached as Schedule 7; and

(ii)	such other indemnities and undertakings as the Operator (acting reasonably) may require.

(e)	All site visits are at the sole risk and cost of the Venturer and the Operator is not in any way responsible for that Venturer's personnel conduct, safety or expenses during the visit.

(f)	The Venturer's personnel must comply with all reasonable directions given by or on behalf of the Operator and comply with safety procedures on the site.

8.	INTELLECTUAL PROPERTY AND INFORMATION

(a)
If a Venturer or an Affiliate of a Venturer has proprietary technology applicable to operations which the Venturer or its Affiliate desires to make available to the Joint Venture on terms and conditions other than as specified in this clause 8, the Venturer or Affiliate may, with the prior approval of the Joint Venture Committee, make that proprietary technology available on terms to be agreed.

Wafi-Golpu Joint Venture Agreement

(b)
If the proprietary technology is made available, then any inventions, discoveries or improvements that relate to such proprietary technology and which result from Joint Venture expenditures belongs to the Venturer or the Affiliate. In each such case, each other Venturer has a non-exclusive, irrevocable, royalty-free world-wide licence, with rights to sub-licence to related corporations, in relation to such inventions, discoveries or improvements.

9.	INSURANCE AND LITIGATION

9.1	Insurance obligations

(a)	The Venturers and the Operator must procure and maintain in force:

(i)	all insurances required by applicable law in connection with operations under this document and the Services Agreement; and

(ii)	any additional insurance the Joint Venture Committee requires.

(b)	In addition to the insurance cover referred to in clause 9.1(a), a Venturer may at its own cost have its own insurance cover for any Liabilities it may incur because it is a Venturer.

(c)
If neither the Joint Venture nor any other Venturer is disadvantaged or otherwise penalised, a Venturer may elect not to participate in an insurance taken out by the Operator under clause 9.1(a)(ii). If a Venturer does so, it must:

(i)	notify the Operator of that fact; and

(ii)	give the other Venturers evidence satisfactory to each of them that it is effectively self-insured or otherwise covered by a suitable policy of insurance, in either case, for the same risk.

9.2	Cost of insurance
The Operator must charge the cost of all:

(a)	insurances referred to in clause 9.1(c) to each Venturer participating in those insurances in proportion to its Participating Interest; and

(b)	other insurances as Joint Venture Expenditure.

9.3	Operator's obligations
The Operator must:

(a)	promptly inform each Venturer participating in any insurance when cover has been taken out;

(b)	supply a Venturer participating in any insurance with a copy of the relevant policies if requested to do so by that Venturer;

(c)
arrange for each Venturer participating in any insurance, in proportion to its Participating Interest, to be named as a co-insured on the relevant policies with waivers of subrogation in favour of that Venturer; and

(d)	file all claims and take all necessary steps to collect the proceeds of any insurance and:

Wafi-Golpu Joint Venture Agreement

(i)	if all Venturers have participated in that insurance, credit the proceeds of that insurance to the Joint Account; or

(ii)
if all Venturers have not participated in that insurance, credit the proceeds of that insurance to each Venturer participating in that insurance in proportion to its contribution to the premium for that insurance.

9.4	Independent contractors' insurance
The Operator must:

(a)
take all reasonable steps to ensure that all independent contractors (including subcontractors) performing work for the Joint Venture obtain and maintain all insurances required by applicable law or the conditions of their respective engagements; and

(b)	if reasonably possible, obtain a waiver of subrogation in favour of the Operator and the Venturers from the insurers of those independent contractors.

9.5	Notice of litigation
The Operator must promptly notify each Venturer of any claim, dispute, litigation, arbitration, mediation, conciliation, administrative proceeding, lien, demand, judgement or order relating to operations under this document if the total amount in dispute or the total amount of damages and expenses is estimated to exceed:

(a)	$100,000; or

(b)	any other amount the Joint Venture Committee decides.

9.6	Litigation against third parties

(a)
The Operator may prosecute, defend or settle any claim, dispute, litigation, arbitration, mediation, conciliation, administrative proceeding, lien, demand, judgement or order relating to this document or operations under this document (except as between Venturers) unless the total amount in dispute or the total amount of damages and expenses is estimated to exceed:

(i)	$100,000; or

(ii)	any other amount the Joint Venture Committee decides,
in which case clause 9.6(b) applies.

(b)
If the total amount in dispute or the total amount of damages and expenses is estimated to exceed an amount referred to in 9.6(a), the Operator must not do anything referred to in that paragraph without the Joint Venture Committee 's approval.

(c)	Each Venturer may participate in any prosecution, defence or settlement relating to this document or operations under this document at its own expense.

9.7	Litigation against a Venturer
Each Venturer must, at its own expense:

(a)	separately compromise, defend or settle any claim made or action brought against it personally regarding this document or operations under this document; and

Wafi-Golpu Joint Venture Agreement

(b)	keep all other Venturers fully informed of the nature, status and particulars of any claim or action referred to in clause 9.7(a), unless all Venturers agree otherwise.

10.	REHABILITATION

10.1	Rehabilitation Obligations
The Venturers and the Operator must comply with all their obligations under the Mining Act, the Tenements and Authorisations, and all applicable statutory and contractual obligations relating to the rehabilitation, restoration, revegetation and cleaning up of all Joint Venture Property during and following the conduct of activities under the Joint Venture.

10.2	Rehabilitation Program
In order to meet the obligations referred to in clause 10.1, a rehabilitation program must be formulated, maintained and updated and carried out by the Operator.

10.3	Rehabilitation Fund

(a)
From the Commencement Date, the Venturers must establish a rehabilitation fund which fund and all interest earned by the fund must be applied towards meeting the obligations referred to in clause 10.1.

(b)	The amounts, investments, sureties or securities to be paid into the fund, and the schedule on which such payments are to be made, must be approved by the Joint Venture Committee .

(c)	All amounts to be paid into the fund must be paid by the Venturers in proportion to their Participating Interests at the time that each payment is due.

11.	CROSS CHARGE

11.1	Venturers' obligations
Each Venturer must at its own cost:

(a)	execute and deliver to the other Venturers a deed of charge at the time of executing this document or any Assumption Deed;

(b)	ensure that the charge is registered (and not just provisionally) under the Companies Act and approved and registered under the Mining Act;

(c)
ensure that the charge is registered in any other places which any other Venturer notifies to it if any other Venturer is reasonably satisfied that registration is necessary or desirable to perfect the security created by that charge or to protect the rights of any other Venturer under that charge;

(d)	obtain all necessary Authorisations in relation to that charge and lodge them for registration in each jurisdiction required to perfect the security created by that charge;

(e)	ensure that the charge is stamped; and

(f)	do everything necessary in each jurisdiction required to perfect the security created by that charge.

Wafi-Golpu Joint Venture Agreement

11.2	Purpose, form and substance
The Cross Charge must be:

(a)	for the purpose of better securing:

(i)	payment of all Called Sums under this document; and

(ii)	payment of any amount due and payable to each Venturer under this document; and

(b)	substantially in the form set out in Schedule 5.

12.	JOINT VENTURE EXPENDITURE

12.1	Financing policy
The Venturers agree that, after the Farmin Completion Date, the financing policy for funding Joint Venture Expenditure will be to adopt the following order of choice, in order from first choice to last choice:

(a)	use of the Operator's funds;

(b)	use of funds available under the Joint Account; and

(c)	use of Called Sums from Venturers.

12.2	Settlement and payment

(a)
All Joint Venture Expenditure incurred by or on behalf of the Operator in the conduct of operations under this document must be decided and settled in accordance with this document (including the Accounting Procedure).

(b)
Each Venturer must contribute to Joint Venture Expenditure in proportion to its Participating Interest in accordance with this document, including clauses 13 and 14 but subject to clause 15. As between Wafi and Newcrest, this is subject to the provisions of the Master Purchase and Farmin Agreement.

12.3	Current statements
The Operator must give each Venturer a current statement showing in reasonable detail:

(a)	the total estimated cash expenditure and accrued liabilities on each currently approved Operating Program and Budget for the preceding, current and next month;

(b)	all charges and credits to the Joint Account that have occurred since the last statement and the nature of those items;

(c)	all unusual charges and credits that have occurred since the last statement that must be separately identified and described in detail;

(d)
the unexpended balance of funds from each Venturer's earlier advances to the Joint Account, and the extent to which the expenditure and liabilities referred to in clause 12.3(a) can be satisfied from that balance; and

(e)
the amount required to be paid by each Venturer in accordance with that statement (or in the case of Wafi before the Farmin Completion Date, to be paid by Newcrest on Wafi's behalf in accordance with the terms of the Master Purchase and Farmin Agreements),

Wafi-Golpu Joint Venture Agreement

at least 10 Business Days before the beginning of each month.

12.4	Notice of Intention to pay Called Sum
Within 10 Business Days of receipt of the current statement in clause 12.3, each Venturer must notify the Operator whether or not it intends to pay the Called Sum as and when required (Notice of Intention). If the Venturer fails to notify the Operator, the Venturer is deemed to have given a Notice of Intention to pay the Called Sum.

12.5	Called Sums paid in advance of expenditure
A Venturer may pay the Operator its Called Sum in advance of the Due Date for such payment, in which event the Operator must:

(a)	keep each Called Sum paid by a Venturer in advance of expenditure in a separate Joint Venture interest bearing trust account with a financial institution the Joint Venture Committee approves; and

(b)	credit all interest to the Joint Account for a Venturer that pays a Called Sum in advance of expenditure having regard to the date of payment by that Venturer and its Participating Interest.

13.	INTEREST

13.1	Payment of Interest

(a)
A Venturer must pay Interest on each amount that is not paid when due, from (and including) the Due Date to (but excluding) the day on which it is paid in full, at the rate calculated in accordance with clause 13.1(b). This Interest must be paid on demand.

(b)
Interest on an unpaid amount accrues each day at a rate equal to the sum of the indicator lending rate charged by Westpac Bank (PNG) Limited on overdrafts of K100,000 for that day and 3% per annum, and is capitalised (if not paid) every 5 Business Days.

(c)	This clause 13.1 does not affect a Venturer's obligation to pay each amount under this document when it is due.

13.2	Interest after judgment
If a Liability of a Venturer becomes merged in a judgment or order, that Venturer, as an independent obligation, must pay Interest on the amount of that Liability, from (and including) the date of the judgment or order until it is paid in full, at the higher of the rate that applies under the judgment or order and the rate calculated in accordance with clause 13.1.

13.3	Accrual and calculation of Interest
Interest under this clause:

(a)	accrues daily; and

(b)	is calculated on the basis of the actual number of days on which Interest has accrued and a 365 day year.

14.	PAYMENTS

Wafi-Golpu Joint Venture Agreement

14.1	Payment of Called Sums and Interest

(a)
If a Venturer gives or is deemed to have given a Notice of Intention under clause 12.4 to pay a Called Sum, the Venturer must pay to the Operator the Called Sum required to be paid by it in accordance with the statement under clause 12.3:

(i)	by the Due Date for payment of that Called Sum; and

(ii)	in accordance with this clause 14.1 and clause 14.2.

(b)	If a Venturer does not comply with clause 14.1(a):

(i)	it must pay Interest to the Operator for the benefit of the other Venturers' accounts;

(ii)	that Interest is to be calculated from (and including) the Due Date for payment of that Called Sum to (but excluding) the date of actual payment; and

(iii)	expenses attributable to or arising from that Called Sum will be treated as part of that sum.

14.2	How payments must be made
A Venturer must make each payment to the Operator under this document:

(a)
by delivering an unendorsed bank cheque to the Operator at the place, or by direct transfer of cleared funds to the credit of the account, that the Operator nominates at least 5 Business Days before the payment is made; and

(b)	without any set-off or counterclaim and (to the extent permitted by law) free and clear of, and without deduction or withholding for or on account of, any Taxes (other than Excluded Taxes).

14.3	Deductions and withholdings
If at any time an applicable law obliges a Venturer to make a deduction or withholding in respect of Taxes from a payment to the Operator under this document, that Venturer:

(a)	must notify the Operator of the obligation promptly after that Venturer becomes aware of it;

(b)	must ensure that the deduction or withholding does not exceed the minimum amount required by law;

(c)
must pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to the Operator a copy of any receipt, certificate or other proof of payment; and

(d)
unless the Tax is an Excluded Tax, must indemnify the Operator against the deduction or withholding by paying to the Operator, at the time that the payment to the Operator is due, an additional amount that ensures that, after the deduction or withholding is made, the Operator receives a net sum equal to the sum that it would have received if the deduction or withholding had not been made.

14.4	Currency indemnity

Wafi-Golpu Joint Venture Agreement

If, for any reason (including as a result of a judgment or order), an amount payable by a Venturer under or in respect of this document (Relevant Amount) is received by the Operator in a currency (Payment Currency) that is not the currency in which the amount is expressed to be payable under this document (Required Currency) then that Venturer, as an independent obligation, must indemnify the Operator against, and must pay the Operator on demand the amount of, any shortfall between:

(a)
the amount of Required Currency which the Operator receives on converting the amount it received in the Payment Currency into an amount in the Required Currency in accordance with its usual practice; and

(b)	the relevant amount in the Required Currency.

15.	DILUTION

15.1	Consequences of non-payment

(a)
If a Venturer (other than Newcrest in respect of Joint Venture Expenditure from the Commencement Date up to and including the Farmin Completion Date) gives a Notice of Intention under clause 12.4 not to pay a Called Sum and it subsequently fails to pay that Called Sum, the Operator must notify that Venturer (the Notifying Venturer) and the other Venturers of the failure (Notice of Failure to Pay), specifying details of the failure.

(b)	If the Notifying Venturer does not rectify the failure within 15 Business Days after issue of a Notice of Failure to Pay:

(i)	within 7 days after the expiry of the 15 Business Day rectification period, the Operator must further notify all other Venturers of the failure to rectify; and

(ii)
within 7 days after the date of further notice from the Operator, the other Venturers may pay the Notifying Venturer's contribution in proportion to their respective Participating Interests (or in such other proportions or manner as they may agree).

(c)	For the purposes of this clause 15, a Notifying Venturer becomes a Diluting Venturer when any other Venturer meets the Notifying Venturer's contribution under clause 15.1(b)(ii).

(d)
On payment by any other Venturer of all or part of the Diluting Venturer's contribution under clause 15.1(b)(ii), the Participating Interests of the Venturers shall be adjusted in accordance with clause 15.2.

(e)
A Diluting Venturer may attend meetings of the Joint Venture Committee and the Operator must provide a Diluting Venturer with any approved Operating Program and Budget until the Diluting Venturer withdraws or is deemed to have withdrawn.

15.2	Calculation of Participating Interests
The Participating Interest of a Venturer is to be calculated according to the following formula:
Where:

Wafi-Golpu Joint Venture Agreement

PI =	the Participating Interest of the Venturer

A =	the actual and deemed contributions of the Venturer at the relevant time

B =	the actual and deemed contributions by all other Venturers at the relevant time
For the purposes of the formula, deemed contributions are as set out in Schedule 3.

15.3	Minimum Participating Interest
A Venturer may not hold a Participating Interest of less than 5%. Accordingly:

(a)	the Operator must give notice to a Venturer whose Participating Interest reduces to less than 5%; and

(b)
on delivery of the notice to the Venturer, the Venturer will be deemed to be a Defaulting Party for the purposes of clause 17.4, 17.5 and 17.6 and its Participating Interest will be sold in accordance with those provisions.

15.4	Withdrawal

(a)
A Venturer (Withdrawing Party) may at any time after the Farmin Completion Date withdraw as a Venturer by giving the other Venturers and the Operator notice of withdrawal at least 20 Business Days before the effective date of withdrawal.

(b)	The date (Withdrawal Date) must be specified in the notice and be no more than 30 Business Days after the date of the notice.

(c)
From the Withdrawal Date, the Representatives of the Withdrawing Party are no longer entitled to a vote on the Joint Venture Committee on any matter arising for determination after the Withdrawal Date.

(d)	On or before the Withdrawal Date, the Withdrawing Party must:

(i)	transfer all of its Participating Interest to the other Venturers (Remaining Parties) by documents acceptable in form and substance to the Remaining Parties; and

(ii)
if it holds shares in the Operator, transfer all of its shares in the Operator to the other remaining shareholders of the Operator in the proportions that these other remaining shareholders' Participating Interests bear to each other, free from any Encumbrances and for no consideration or compensation.

(e)
Each Remaining Party will share in the transfer in the proportion that its Participating Interest at the date of the transfer bears to the sum of the Participating Interests of all of the Remaining Parties at that date (or in any other proportions the Remaining Parties may otherwise agree).

(f)	The Withdrawing Party must pay all costs of the transfer (including duty and registration fees).

(g)
The Withdrawing Party must do anything reasonably necessary or convenient to render the transfer effective under applicable law (including execute and deliver all documents acceptable in form and substance to each Remaining Party and obtain all Authorisations).

(h)	Each Withdrawing Party irrevocably appoints and constitutes every Remaining Party and, where a Remaining Party is a corporation, every director and secretary for the

Wafi-Golpu Joint Venture Agreement

time being of that corporation severally, as its true and lawful attorney in its name and on its behalf to do anything reasonably necessary or convenient to render the transfer effective under applicable law (including execute and deliver all documents and obtain all Authorisations).

(i)	Irrespective of any transfer under this clause, the Withdrawing Party remains liable for all:

(i)	obligations imposed on it under this document and the Transaction Documents and by operation of law; and

(ii)	costs and expenses:

(A)	incurred or intended to be incurred under an approved Operating Program and Budget current as at the Withdrawal Date; or

(B)	accrued in the conduct of operations under this document before the Withdrawal Date, but the Withdrawing Party is not under any further Liability for the costs and expenses of the Joint Venture.

(j)	The Withdrawing Party must join in any acts required for the maintenance of its Participating Interest until all legal and other requirements are met in relation to the transfer.

(k)	If the Participating Interest of a party seeking to become a Withdrawing Party is subject to an Encumbrance, that party:

(i)	is not permitted to withdraw until all Encumbrances to which the Participating Interest is subject have been discharged; and

(ii)	remains liable for all obligations imposed on it under this document until all Encumbrances to which the Participating Interest is subject have been discharged.

(l)	When all Encumbrances have been discharged the Withdrawing Party must give each Remaining Party a notice that includes evidence of the discharge reasonably acceptable to each Remaining Party.

(m)
Each Remaining Party must no later than 10 Business Days after the date of the notice in clause 15.4(l) notify the Withdrawing Party whether or not the evidence of discharge is acceptable to it. In default of any notice, the evidence of discharge is treated as being acceptable. If the notice indicates that the evidence of discharge is unacceptable, the Withdrawal Date is postponed to a date that is 5 Business Days after receipt by each Remaining Party of evidence of discharge reasonably acceptable to it.

(n)
A Withdrawing Party must deliver to each Remaining Party all copies of confidential information referred to in clause 24 (Confidentiality) in the possession of any of the Withdrawing Party, its agents, employees or Affiliates.

15.5	Dilution where State acquires interest

(a)
If the State (or its nominee) or any Landowners (or their nominee) exercise any option which they may have to acquire a Participating Interest in the Joint Venture, the Venturers agree that they will each sell down their respective Participating Interests in the proportions that their respective Participating Interests bear to each other as at:

Wafi-Golpu Joint Venture Agreement

(b)	(i) the date of exercise of the option, if the option is exercised after the Farmin Completion Date; or

(c)	(ii) at the Farmin Completion Date, if the option is exercised prior to the Farmin Completion Date, and in doing so the Venturers agree that the provisions of clause 26 (Assignment and Amendment) do not apply in respect of that sale except that the Venturers will procure that the State or its nominee or the Landowners or their nominee (as the case may be) complies with clause 26.8 (Conditions of Assignment).

16.	DEFAULT

16.1	Default Event
Each of these events or circumstances is a Default Event:

(a)	if, after the Farmin Completion Date, a Venturer:

(i)	having given or been deemed to have given a Notice of Intention under clause 12.4 to pay a Called Sum, fails to pay the Called Sum by its Due Date; or

(ii)	fails to pay any other amount that is due and payable under this document;

(b)	if a Venturer creates or permits to exist any Encumbrance other than a Permitted Encumbrance over all or any of its Participating Interest in breach of clause 25;

(c)	if a Venturer Assigns any of its Participating Interest in breach of clauses 26; or

(d)	if an Insolvency Event occurs in respect of a Venturer.

16.2	Default Notice

(a)
The Operator must notify a Defaulting Venturer, its Encumbrancee (if the Operator has notice of its address for service), and the other Venturers of that Defaulting Venturer's Default Event, and require that:

(i)	if the Default Event is under clauses 16.1(a), the outstanding amount be paid;

(ii)	for those Default Events other than under clause 16.1(a), the Default be otherwise remedied (if possible), within 15 Business Days of receipt of the Default Notice and in accordance with clause 14.

(b)
If the Operator is an Affiliate of a Defaulting Venturer, another Venturer may notify that Defaulting Venturer, its Encumbrancee (if that other Venturer has notice of its address for service), and the other Venturers of that Defaulting Venturer's default, and require that the Default Event be remedied in accordance with clause 16.2(a).

16.3	Consequences of Default Notice

(a)
Subject to clause 16.3(b), with effect from the date which is one Business Day after a Default Notice is served on that Defaulting Venturer until all defaults by a Defaulting Venturer are remedied in accordance with clause 16.6 (Default Period):

Wafi-Golpu Joint Venture Agreement

(i)	the Representatives appointed by that Defaulting Venturer cannot vote on any matter before the Joint Venture Committee; and

(ii)	that Defaulting Venturer is not entitled to its Share of Production which must be dealt with in accordance with clause 17.

(b)
If the Default Event is an event set out in clause 16.1(d), in addition to the consequences set out in clause 16.3(a), during the Default Period, the representatives of the Defaulting Venturer appointed to the board of directors of the Operator are not entitled to vote on any resolution before the board.

16.4	Contributing Venturers

(a)
If the Default Event is default under clause 16.1(a) and it is not remedied in accordance with clause 16.2(a), the Venturers other than the Defaulting Venturer (the Contributing Venturers) must pay to the Operator, in proportion to their respective Participating Interests (unless otherwise agreed between them), the Unpaid Called Sum on behalf of the Defaulting Venturer.

(b)	A Venturer that does not comply with clause 16.4(a) will be regarded as a Defaulting Venturer.

(c)	The amount paid to the Operator by a Contributing Venturer under clause 16.4(a):

(i)	must be paid within 20 Business Days after it receives a statement from the Operator specifying all necessary details; and

(ii)	will:

(A)	constitute a debt due and payable by the Defaulting Venturer to the Contributing Venturer; and

(B)	include any expenses arising from payment by the Contributing Venturer and Interest on the debt in accordance with clause 16.5, until paid by that Defaulting Venturer.

(d)	For the purposes of clause 16.4(c)(i), the Operator may give a Venturer a statement before or after the procedures specified in clause 17.1 have been followed if:

(i)	amounts available because of those procedures do not satisfy the Defaulting Venturer's obligations when those procedures are applied; or

(ii)	those procedures are inapplicable for any reason.

16.5	Interest
A Defaulting Venturer must pay to the Contributing Venturer Interest on the amount of the debt referred to in clause 16.4(c)(ii). That Interest is to be calculated from the date the Contributing Venturer made the payment to the Operator to the date the Contributing Venturer receives reimbursement from the Defaulting Venturer.

16.6	Remedy of defaults
A default by a Defaulting Venturer in the payment of any Unpaid Called Sum will only be regarded as remedied if the Defaulting Venturer paid the Operator the Unpaid Called Sum and Interest on that Unpaid Called Sum to the payment date.

16.7	Failure to remedy

Wafi-Golpu Joint Venture Agreement

Any or all of the Venturers (other than a Defaulting Venturer) may exercise its rights under the Cross Charge if:

(a)	a Venturer:

(i)	becomes a Defaulting Venturer in the payment of Called Sums or Interest accrued on those Called Sums on 3 occasions in any 12 month period;

(ii)	received a Default Notice in relation to the first and second defaults; and

(iii)
received a Default Notice in relation to the second default at least 10 Business Days before the Due Date for payment of the Called Sum or Interest accrued on that Called Sum in relation to which the third default occurred.

(b)
a Venturer becomes a Defaulting Venturer by committing a Default Event or a Default Event occurs in relation to the Venturer, and has not remedied that default (if possible) within 15 Business Days of receipt of the Default Notice under clause 16.2.

Clause 16.7(a) applies even if the defaults are remedied.

17.	CONSEQUENCES OF DEFAULT

17.1	Share of Production on trust for sale

(a)	When a Venturer becomes a Defaulting Venturer:

(i)	its right to take delivery of its Share of Production under clause 3.6 ceases immediately; and

(ii)	the Venturer's Share of Production vests in the Operator on trust for sale.

(b)	Until a Defaulting Venturer ceases to be a Defaulting Venturer:

(i)
the Operator (on behalf of, and as agent for, the Defaulting Venturer) must sell the Share of Production to which that Defaulting Venturer would have been entitled if it had not become a Defaulting Venturer in accordance with a sales agreement (if any) entered into by the Defaulting Venturer before the time of its default; and

(ii)
if there is no sales agreement referred to in clause 17.1, the Operator may (on behalf of, and as agent for, the Defaulting Venturer) sell the Share of Production to which that Defaulting Venturer would have been entitled if it had not become a Defaulting Venturer, but the Operator must:

(A)	use reasonable endeavours to obtain the best competitive price available on an arm's length basis; and

(B)	consider relevant factors (including transportation, processing and penalty costs).

17.2	Application of sale proceeds
The proceeds of all sales under clause 17.1 must be applied in the following order:

(a)	first in payment or reimbursement of all expenses that the Operator incurs in or incidental to the taking delivery of, and selling the Share of Production to which the

Wafi-Golpu Joint Venture Agreement

Defaulting Venturer would have been entitled if it had not become a Defaulting Venturer;

(b)	then in payment of any Interest that has accrued under clause 14.1(b);

(c)	then in payment to discharge any other obligations of the Defaulting Venturer under this document; and

(d)	then in payment to the Defaulting Venturer.

17.3	No Liability or entitlement to Defaulting Venturer

(a)
Neither the Operator nor any Continuing Venturer will be liable to a Defaulting Venturer for anything arising because of the sale of the Defaulting Venturer's Share of Production if that share was sold in accordance with clause 17.1.

(b)
When a Defaulting Venturer ceases to be a Defaulting Venturer, it is not entitled to an additional Share of Production in replacement of the Share of Production delivered to the Operator under clause 17.1 while the Defaulting Venturer was in default.

17.4	Participating Interest on trust for sale
If, irrespective of any action taken under clause 17.1:

(a)	a Defaulting Venturer continues to be in default for a continuous period of 20 Business Days after sales proceeds have been applied under clause 17.2;

(b)	the Cross Charge has become enforceable against that Defaulting Venturer; and

(c)
one of the Non-Defaulting Venturers notifies the Operator that it wishes to enforce the Cross Charge by exercising the power of sale under it in respect of the Defaulting Venturer's Participating Interest, then:

(i)	the Operator must notify all Venturers (including the Defaulting Venturer) that the event has occurred;

(ii)
a Defaulting Venturer's Participating Interest (including its right to collection or transportation at the Delivery Point of its Participating Interest Share of Production) automatically vests in the Operator on trust for sale, and any trust for sale under clause 17.1 ceases; and

(iii)	at the time of vesting referred to in clause 17.4(ii), a Defaulting Venturer:

(A)	ceases to have further rights or interests in the Joint Venture except those under clause 17.5; but

(B)	continues to be liable for any antecedent default and Interest on the amount of that default to the extent not satisfied under clause 17.5(g); and

(C)
if it holds shares in the Operator, must transfer its shares in the Operator to the other remaining shareholders of the Operator in the proportions that these other remaining shareholders' Participating Interests bear to each other, for no consideration or compensation.

17.5	Terms of trust for sale

Wafi-Golpu Joint Venture Agreement

If a trust for sale arises under clause 17.4:

(a)	clauses 17.1 and 17.2 apply to the Share of Production attributable to the Participating Interest on trust for sale;

(b)	the Operator must:

(i)
try to agree with the Defaulting Venturer on a value for the Participating Interest held on trust for sale, but if the Operator is an Affiliate of the Defaulting Venturer, it must try to agree on that value with the other Venturers; and

(ii)
have that value independently decided in accordance with clause 17.6 if the Operator and the Defaulting Venturer or if applicable the other Venturers cannot agree on that value within 20 Business Days after the trust for sale arose;

(c)	each Continuing Venturer has an option to purchase the Participating Interest held on trust for sale. This option is exercisable:

(i)	by one or more of the Continuing Venturers that will then be liable for the purchase price in proportion to their respective Participating Interests;

(ii)
by each Continuing Venturer that wishes to exercise this option notifying the Defaulting Venturer within 20 Business Days after the Operator has notified all the Continuing Venturers that the value of the Participating Interest held on trust for sale has been agreed or independently decided (as the case may be);

(iii)	at a price:

(A)	subject to clause 17.5(e), equal to the value agreed or independently decided (as the case may be); and

(B)	payable to the Operator as cash consideration (and not for any other consideration) as trustee under the trust for sale; and

(iv)	by the payment to the Operator as trustee under the trust for sale of a deposit of 50% of the price referred to in clause 17.5(c)(iii) within 10 Business Days after this option is exercised;

(d)	the unpaid balance of the amount payable under clause 17.5(c) carries Interest in accordance with clause 13 calculated from the date for payment of the deposit;

(e)
if the option under clause 17.5(c) is not exercised, the Operator must use its best endeavours to dispose of the Participating Interest held on trust for sale for the best competitive price reasonably obtainable from a purchaser that complies with clause 26.8(d) but, if that price is below the value agreed or independently decided (as the case may be) under clause 17.5(b), each Continuing Venturer has a further option to purchase the Participating Interest at that price on the terms of clause 17.5(c);

(f)	a purchaser of the Participating Interest held on trust for sale will take it free from any Encumbrance other than a Permitted Encumbrance;

(g)
the sale proceeds of the Participating Interest held on trust for sale (and the balance of the sale proceeds of Mineral Products forming part of that Participating Interest) must be applied in accordance with clause 17.2; and

Wafi-Golpu Joint Venture Agreement

(h)
each Venturer irrevocably appoints and constitutes the Operator its true and lawful attorney in its name and on its behalf to do anything reasonably necessary to vest the Participating Interest held on trust for sale in the purchaser of that Participating Interest (including execute any transfer or other document in blank).

17.6	Independent value
The value of a Participating Interest held on trust for sale must be independently decided in accordance with the following procedures if the Operator and the Defaulting Venturer cannot agree on a value under clause 17.5(b)(i):

(a)	the Operator must:

(i)
request the President of each of the Australasian Institute of Mining and Metallurgy and the Australian Mining Industry Council to nominate an independent expert and the Operator must nominate one independent expert (who is a recognised expert in valuing mining operations and properties) to value that Participating Interest; and

(ii)	promptly notify all Venturers of the names of the independent experts nominated; and

(b)	each independent expert:

(i)	must act as an expert only and not as an arbitrator;

(ii)	may consult with the Operator and independent contractors engaged by the Operator in connection with the Joint Venture;

(iii)
is entitled to rely in good faith on the opinions of any expert or other persons (including the Operator and independent contractors engaged by the Operator in connection with the Joint Venture) consulted;

(iv)	must consider submissions about value that a Venturer may make to him or her within 15 Business Days of the Venturer or the Defaulting Venturer receiving notice of the independent experts nominated;

(v)	must make his or her valuation independently, without consultation with other independent experts and on the basis of:

(A)	a willing but not anxious purchaser; and

(B)	a willing but not anxious vendor;

(vi)	must not consider the Defaulting Venturer's Liabilities except as required by clause 17.6(b)(x);

(vii)	may consider whether or not the Defaulting Venturer's Participating Interest carries with it an entitlement to a measure of control of the Joint Venture;

(viii)	must use his or her best endeavours to complete his or her valuation within 30 Business Days of his or her nomination;

(ix)	must disregard the value of Mineral Products derived from the Participating Interest independently sold under clause 17.5(g);

(x)	must fully deduct the amount of the Defaulting Venturer's Liabilities under or secured by all Encumbrances; and

Wafi-Golpu Joint Venture Agreement

(xi)	must deliver a copy of his valuation to all Venturers when completed; and

(c)	if an independent expert fails to complete his or her valuation within the time prescribed by clause 17.6(b)(viii):

(i)	the Operator may, before completion of his or her valuation, declare that the independent expert ceased to be an independent expert for the purposes of this clause by notifying all Venturers; and

(ii)
if the Operator makes a declaration in accordance with clause 17.6(c)(i), it must then immediately request the President of the Australasian Institute of Mining & Metallurgy or the Australian Mining Industry Council (whichever of those Presidents appointed the expert concerned) to nominate or must itself nominate (as the case requires) another independent expert in place of the one who ceased to be an independent expert for the purposes of this clause; and

(d)	the independent value of a Participating Interest held on trust for sale is:

(i)	the average of the amounts of the valuations of the 2 independent experts whose valuations are closest to each other; or

(ii)	if the difference between the highest and the median valuations is the same as the difference between the median and the lowest valuations, the median valuation.

18.	CHANGE OF CONTROL

18.1	Meaning of Control
For the purposes of this clause 18 an entity controls a second entity if:

(a)	has the capacity to determine the outcome of decisions about the second entity’s financial and operating policies;

(b)	has the capacity to influence decisions about the second entity’s financial and operating policies; or

(c)	an Affiliate or Affiliates (or any combination thereof) has an aggregate relevant interest in at least 50% of the voting shares of the second entity.
In determining whether the first entity has this capacity:

(d)	the practical influence the first entity can exert (rather than the rights it can enforce) is the issue to be considered; and

(e)	any practice or pattern of behaviour affecting the second entity’s financial or operating policies is to be taken into account (even if it involves a breach of an agreement or a breach of trust).
The first entity does not control the second entity merely because the first entity and a third entity jointly have the capacity to determine the outcome of decisions about the second entity’s financial and operating policies.

18.2	Meaning of Change of Control

(a)	Subject to clause 18.2(b), a Change of Control occurs in relation to a body corporate or entity (the body) where:

Wafi-Golpu Joint Venture Agreement

(i)	an entity that Controls the body ceases to Control the body; or

(ii)	an entity that does not Control the body comes to Control the body.

(b)	No Change of Control occurs if:

(i)	the entity that ceases to Control the body under clause 18.2(a) was, immediately beforehand, Controlled by a body corporate that Controls the body;

(ii)	the entity that comes to Control the body under clause 18.2(a) is, immediately afterward, a wholly–owned subsidiary of a body corporate that previously Controlled and continues to Control the body;

(iii)	it results from a Change in Control of a listed entity; or

(iv)	it results from a Change of Control which Wafi and Newcrest have by written instrument signed by their Representatives unanimously approved in advance.

18.3	Consequences of Change of Control
If there is a Change of Control of a Venturer, the Venturer must immediately give the other Venturers a notice setting out full details of the change and, whether or not the Venturer does so, unless the other Venturers unanimously decide otherwise:

(a)
the Venturer's Participating Interest including its right to collection or transportation at the Delivery Point of its Participating Interest's Share of Production automatically vests in the Operator on trust for sale and any trust for sale under clause 17.1 ceases;

(b)	at the time of vesting referred to in clause 18.3(a), the Venturer:

(i)	ceases to have further rights or interests in the Joint Venture except those under this clause and clause 17.5;

(ii)	continues to be liable for any antecedent default and Interest on the amount of any default;

(iii)
if it holds any shares in the Operator, must transfer all of its shares in the Operator to the other remaining shareholders of the Operator in the proportions that these other remaining shareholders' Participating Interests bear to each other for no consideration or compensation; and

(c)	clauses 17.5 and 17.6 apply to that trust for sale created under clause 18.3(a) as if the Venturer were a Defaulting Venturer.

19.	TENEMENT RELINQUISHMENT

19.1	Procedure and consequences
If the Joint Venture Committee, decides that a Tenement should be relinquished, surrendered or otherwise disposed of because it is not required for the Joint Venture:

(a)
that Tenement must, before its relinquishment, surrender or disposal, be offered (for no consideration or compensation) to each Venturer individually in proportion to its Participating Interest at the date of that offer;

Wafi-Golpu Joint Venture Agreement

(b)
if a Venturer does not accept the offer referred to in clause 19.1(a) in relation to all of that Tenement within 20 Business Days, its Participating Interest entitlement is treated as being offered for a further period of 20 Business Days to each other Venturer in the proportion that the Participating Interest of that Venturer bears to the total of the Participating Interests of the other Venturers on the date that offer is treated as being offered;

(c)	if a Venturer does not accept the offers referred to in:

(i)	clause 19.1(a) in relation to all of that Tenement within 20 Business Days; or

(ii)	clause 19.1(b) in relation to all of that Tenement within the time prescribed by that clause, those offers will automatically lapse and the Operator must proceed to relinquish, surrender or otherwise dispose of, that Tenement; and

(d)	that Tenement ceases to form part of, and is excluded from the definition of, the Tenements when it is relinquished, surrendered or disposed of.

19.2	Expenses

(a)	Subject to clause 19.2(b) below, the Operator must charge the expenses of any relinquishment, surrender or other disposal to the Joint Account.

(b)	The transferee must pay all expenses of and incidental to any transfer in accordance with clause 19.1 (including legal expenses and any duty or registration fees).

20.	GOODS AND SERVICES TAX

20.1	Venturer is member of GST group
If a Venturer is registered as part of a group of companies, references to GST which the Venturer must pay and to input tax credits to which the Venturer is entitled include GST which the representative member of the group of companies must pay and deductions of input tax credits to which the representative member is entitled.

20.2	GST exclusive amounts
All amounts payable under or in connection with this document are exclusive of GST unless indicated otherwise.

20.3	Payment of GST

(a)
A recipient of a taxable supply under or in connection with this document must pay to the supplier, in addition to the consideration for the taxable supply, an amount equal to any GST paid or payable by the supplier in respect of the taxable supply.

(b)
The recipient must make that payment to the supplier as and when the consideration or part of it is provided, except that the recipient need not pay unless the recipient has received a tax invoice (or a credit note or a debit note) for that taxable supply.

20.4	Reimbursements

Wafi-Golpu Joint Venture Agreement

Where a supplier incurs a cost or expense for which it may be reimbursed by, indemnified against, claim against or set-off against another Venturer under this document, the amount to be paid or credited is the cost or expense (reduced by the deduction of input tax that the supplier is entitled to claim in relation to that cost or expense) plus the amount in relation to GST payable by the recipient as calculated under this clause.

20.5	Indemnities

(a)	If a release of an indemnity under or in connection with this document gives rise to a liability to pay GST, the indemnified amount must include that GST.

(b)
If a Venturer has a claim under or in connection with this document whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).

20.6	GST returns
If the GST Law requires the Joint Venture to register, the Operator must register the Joint Venture under the GST Law and prepare and lodge a GST return for each taxable period applying to the Joint Venture on the Joint Venture's behalf.

20.7	Registration
The Operator and each Venturer warrants that it is registered for GST for the taxable activity carried on by the Joint Venture.

20.8	Indemnity
Each Venturer must indemnify each other Venturer against, and must pay each other Venturer on demand the amount of, all losses and liabilities incurred by each other Venturer in connection with any failure by the indemnifying party to comply with any requirement of this clause or the GST Law.

21.	FORCE MAJEURE

21.1	Notice and suspension of obligations
If a party is affected, or likely to be affected, by a Force Majeure Event:

(a)	that party must immediately give the other parties prompt notice of that fact including:

(i)	full particulars of the Force Majeure Event;

(ii)	an estimate of its likely duration;

(iii)	the obligations affected by it and the extent of its effect on those obligations; and

(iv)	the steps taken to rectify it; and

(b)
the obligations under this document of the Venturer giving the notice are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.

21.2	Effort to overcome

Wafi-Golpu Joint Venture Agreement

A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to:

(a)	settle any industrial dispute in any way it does not want to; or

(b)	enter into any agreement relating to the rights of Landowners on terms not acceptable to it for the sole purpose of removing the Force Majeure Event.

21.3	Alternative supply
During any period in which a party is not performing obligations because of a claimed Force Majeure Event, the other parties may make alternative arrangements for the performance, whether by another person or otherwise, of any obligation which the party claiming the Force Majeure Event is not performing without incurring any Liability to that party.

22.	DISPUTE RESOLUTION

22.1	Application
Any dispute or difference between the Venturers arising under or in connection with the Transaction Documents (other than the Master Purchase and Farmin Agreement), including any dispute or difference as to the formation, validity, existence or termination of any of the Transaction Documents (Dispute) must be resolved as set out in this clause 22.
For the avoidance of uncertainty, this clause 23 will not apply to any decisions validly made by the Joint Venture Committee in accordance with the terms of this document.

22.2	Notice of dispute or difference

(a)
If a Dispute arises a party must commence the process contained in this clause for its resolution by giving notice (Dispute Notice) to the other party. The party sending the Dispute Notice is the Referring Party.

(b)	The Dispute Notice must:

(i)	be in writing;

(ii)	state that it is given pursuant to this clause 22.2;

(iii)	include or be accompanied by reasonable particulars of the Dispute including:

(A)	a brief description of the circumstances in which the Dispute arose;

(B)	references to any:

(I)	provisions of the relevant document;

(II)	information, whether written or in any other form; and

(III)	acts or omissions of any person,
relevant to the Dispute;

(C)	the amount in dispute (whether monetary or any other commodity) and if not known, the best estimate available; and

Wafi-Golpu Joint Venture Agreement

(iv)	be given within 10 Business Days of the Referring Party first becoming aware of the circumstances giving rise to the Dispute.

22.3	Negotiation between Representatives

(a)	Within 10 Business Days of the Referring Party giving a Dispute Notice, the Representatives of the parties to the Dispute must meet to attempt to resolve the Dispute.

(b)	The meeting must take place in person. The parties are not permitted to delegate this function to any other person.

(c)	The parties to the Dispute must ensure that their Representatives at this meeting make a genuine effort to resolve any Dispute.

(d)
If, and to the extent that, the Dispute is resolved, the Representatives of the parties to the Dispute must immediately detail their agreement in writing. This document must clearly state which parts of the Dispute are resolved, and the agreed basis for its resolution.

(e)
If a written agreement is not produced pursuant to clause 22.3(d) in relation to all or part of the Dispute within 10 Business Days after the Dispute Notice has been given, the Dispute, or the part of the Dispute in respect of which there is no written agreement produced, is deemed to be unresolved.

22.4	Negotiation by senior management

(a)	If, 10 Business Days after the Dispute Notice has been given:

(i)	the meeting required by clause 22.3 has not been held; or

(ii)	the agreement has not been recorded in accordance with clause 22.3(d); or

(iii)	the Dispute (or any part of it) is otherwise unresolved,
the Referring Party must give notice to the other party that it requires the Dispute (or the parts of it that have not been resolved or have not been recorded in accordance with clause 22.3(d)) to be referred to senior management for resolution in accordance with clause 22.4(b).

(b)	The notice referred to in clause 22.4(a) must:

(i)	be in writing;

(ii)	state that it is made pursuant to clause 22.4(a);

(iii)
annex a copy of the Dispute Notice (and any accompanying documents) given pursuant to clause 22.2 together with any documents which the Referring Party considers would further assist senior management in resolving the Dispute;

(iv)	if part of the Dispute has been resolved, annex a copy of the document prepared pursuant to clause 22.3(d); and

(v)	be given no later than 5 Business Days after the Dispute Notice has been given.

(c)	Within 20 Business Days of the Referring Party giving notice pursuant to clause 22.4(a), senior management representatives (SMR) from each of the parties

Wafi-Golpu Joint Venture Agreement

to the Dispute (including the chief executive officer or equivalent from each such party) must meet to attempt to resolve the Dispute. The parties are not permitted to delegate this function to any other person.

(d)
The SMRs may meet more than once within the period referred to in clause 22.4(c) to resolve any Dispute. The SMRs may meet in person, via telephone, videoconference, internet-based instant messaging or any other means of instantaneous communication.

(e)	Each party to the Dispute must ensure that their SMR:

(i)	has full authority to resolve the Dispute; and

(ii)	makes a genuine effort to resolve the Dispute.

(f)
The outcome of the SMR meeting must be reduced to writing and signed by the SMR for both parties to the Dispute (SMR Outcome Document). The SMR Outcome Document must clearly state in respect of the Dispute or any part of the Dispute whether it is resolved or unresolved (clearly stating if the Dispute is only partly resolved, which part is resolved, and which part remains unresolved).

(g)	If:

(i)	an SMR Outcome Document:

(A)	is not produced or is not produced within whichever is the later to occur of:

(I)	20 Business Days of the notice being given pursuant to clause 22.4(a); or

(II)	35 Business Days of the Dispute Notice being given; or

(B)	states that the Dispute (or any part of the Dispute) is unresolved; or

(C)	is silent in respect of any part of the Dispute which was unresolved after the meeting held pursuant to clause 22.3(a); or

(ii)	the Dispute or any part of the Dispute is otherwise unresolved within 35 Business Days of the Dispute Notice being given, the Dispute or the relevant part of the Dispute is deemed to be unresolved and thereafter the Dispute or the relevant part of the Dispute shall be referred to arbitration in accordance with clause 22.5.

22.5	Arbitration
Any Dispute, or part of a Dispute that is deemed to be unresolved under clause 22.4(g) shall be resolved by arbitration in accordance with the UNCITRAL Rules which are current as at the date on which the Dispute Notice was given. The seat of the arbitration will be Brisbane, Australia and the language of the arbitration will be English.

22.6	Continuance of performance
Despite the existence of a Dispute, the parties must continue to perform their respective obligations under the Transaction Documents.

22.7	Summary or urgent relief

Wafi-Golpu Joint Venture Agreement

Nothing in this clause 22 prevents a party from instituting court proceedings to seek enforcement of any payment due under the Transaction Documents or to seek urgent injunctive, interlocutory or declaratory relief in respect of a Dispute.

23.	TERMINATION

23.1	Term
This document and the Joint Venture will continue until:

(a)	terminated by the agreement of all parties;

(b)	there is only one Venturer;

(c)	there are no further Objects of the Joint Venture to pursue; or

(d)	none of the Venturers has any further rights to develop or produce Mineral Products from the JV Area, whichever occurs first, and the activities of the Joint Venture are properly wound up.

23.2	Realisation of property
If the Joint Venture terminates in accordance with clause 23.1(a), (b), (c) or (d), the Operator must:

(a)	(on behalf of, and as agent for, each Venturer) realise all property (including Joint Venture Intellectual Property) held for the purposes of this document or the Joint Venture or both;

(b)	rehabilitate the Tenements (if required);

(c)	complete the winding up of the Joint Venture; and

(d)	distribute the net proceeds of the realisation referred to in clause 23.2(a) to each Venturer in proportion to that Venturer's Participating Interest.

23.3	Survival of claims and obligations
The termination of this document does not affect any Liability that a party may have at the date of termination.

23.4	Perpetuity period
Despite any other provision of this document, if any right, power, interest or authority of any person in, over or in connection with any property (including Joint Venture Intellectual Property) held for the purposes of this document or the Joint Venture or both would, but for this provision, violate the "rule against perpetuities", that right, power, interest or authority (and the interest created by it) vests absolutely in:

(a)	the then holder of it; or

(b)	the person with the most immediate entitlement to it (as tenants in common if more than one of them),
(as the case may be), at the end of the period commencing on the date of this document and ending on the 21st anniversary of the death of the last lineal descendant of Her Majesty Queen Elizabeth II living at the date of this document.

Wafi-Golpu Joint Venture Agreement

24.	CONFIDENTIALITY

A Venturer must not disclose, and must procure that the Operator does not disclose, any information concerning the contents of, or the transactions contemplated by, this document to any person who is not a Venturer, except to the extent that:

(a)	the disclosure is expressly permitted by this document;

(b)	the other Venturers consent to the disclosure;

(c)	the information is already in the public domain, unless it entered the public domain because of a breach of confidentiality by the Venturer;

(d)
the disclosure is made on a confidential basis to the Venturer's or any of its Affiliates, officers, employees, agents, financiers or professional advisers, and is necessary for the business of the Venturer or its Affiliates;

(e)	the disclosure is necessary to comply with any applicable law, or an order of a court or tribunal or the rules of any stock exchange;

(f)
the disclosure is necessary to comply with a directive or request of any Government Agency or stock exchange (whether or not having the force of law) so long as a responsible person in a similar position would comply;

(g)	the disclosure is necessary or desirable to obtain an Authorisation from any Government Agency or stock exchange;

(h)	the disclosure is necessary or desirable in relation to any discovery of documents, or any proceedings before a court, tribunal, other Government Agency or stock exchange; or

(i)	the disclosure is made on a confidential basis to a prospective Assignee or financier of the Venturer's Participating Interest, or to any other person approved by the Joint Venture Committee who:

(i)	proposes to enter into contractual relations with the Venturer; and

(ii)	agrees to keep the disclosure confidential in accordance with this clause.

25.	ENCUMBRANCES

25.1	Dealings requiring Venturers' consent
A Venturer must not create, attempt to create or permit to exist, and must ensure that none of its related corporations creates, attempts to create or permits to exist, any Encumbrance other than a Permitted Encumbrance over all or any of its:

(a)	rights under this document;

(b)	Participating Interest; or

(c)	rights to take its Share of Production,
without the consent of the other Venturers.

25.2	Permitted Encumbrances

Wafi-Golpu Joint Venture Agreement

A Venturer may create an Encumbrance over all (but not part) of its rights under this document, Participating Interest or rights to take its Share of Production if:

(a)	the amount secured by each Encumbrance is for:

(i)	financing the performance of that Venturer's obligations under this document; or

(ii)	risk management of forward sales of Mineral Products; or

(iii)	financing any other activities of the Venturer or a related corporation of the Venturer.

(b)	each Encumbrance expressly provides that:

(i)	each Encumbrancee will not seek partition of or foreclosure of jointly owned property in which the party granting the Encumbrance has an interest;

(ii)	the Cross Charge takes priority over it; and

(iii)	each person exercising a power of sale or enforcing other rights arising under this document or conferred by law or by the document creating the Encumbrance must:

(A)	comply with clauses 26.2 to 26.7 (inclusive) as if it were a party to this document;

(B)	obtain the covenants required by clause 25.3 from the purchaser of the Participating Interest; and

(C)	cause that purchaser to comply with clause 26.8;

(c)
the rights of each Encumbrancee on the exercise of the power of sale or the enforcement of other rights conferred by law or by the document creating the Encumbrance are made expressly subject to this document; and

(d)	the Encumbrance operates as a fixed charge to no greater extent than the Cross Charge.

25.3	Deed of covenant to be executed
To give full effect to clause 25.2, the Venturer proposing the creation of a Permitted Encumbrance must ensure that each Encumbrancee:

(a)	executes concurrently with the execution of the document evidencing the Encumbrance a deed of covenant which must be substantially in the form set out in Schedule 4;

(b)	will then be bound by this document; and

(c)	expressly acknowledges that its charge ranks behind the security granted in the Cross Charge.

25.4	Notice of proposed Permitted Encumbrance
A party proposing the creation of a Permitted Encumbrance must give:

(a)	at least 15 Business Days' notice of its intention to create that Encumbrance; and

Wafi-Golpu Joint Venture Agreement

(b)	a copy of the instrument intended to create that Encumbrance (including the name and address of the proposed Encumbrancee), to all other Venturers, and Encumbrancees of which that party has notice.

25.5	Objection to proposed Permitted Encumbrance
A Venturer may object to the form of a proposed Permitted Encumbrance within 10 Business Days after receipt of the notice referred to in clause 25.4(a) if that proposed Permitted Encumbrance does not comply with clauses 25.1 to 25.4. The form of a proposed Permitted Encumbrance will be treated as complying with those clauses if an objection to it is not received in accordance with this subclause.

25.6	Set off by Venturer purchasing under Encumbrance
Each Venturer (other than a Defaulting Venturer) that purchases all or part of a Participating Interest sold by or on behalf of an Encumbrancee may without notice to the Encumbrancee or the Defaulting Venturer combine any account that the Encumbrancee holds with that Venturer with, or set off any amount that is or may become owing by that Venturer to the Encumbrancee against, any amount owing by the Defaulting Venturer to that Venturer under this document if the amount owing by the Defaulting Venturer is referrable to the Participating Interest purchased. For this purpose that Venturer may:

(a)	change the terms (including the repayment date) of any account or other payment obligation between the Venturers;

(b)	convert amounts into different currencies in accordance with that Venturer's usual practice; and

(c)	do anything (including execute any document) in the name of the Encumbrancee which that Venturer considers necessary or desirable.
This subclause overrides any other document or agreement to the contrary.

25.7	Application of surplus
Except to the extent of the set off referred to in clause 25.6, the Encumbrancee must apply the sale proceeds in accordance with clause 17.2, but any surplus to which clause 17.2(d) would, except for this clause, apply must be applied in the following order:

(a)	first in payment of the Encumbrancee's expenses of sale;

(b)	then in payment to discharge the encumbering Venturer's obligations to the Encumbrancee; and

(c)	then in payment to the encumbering Venturer.

25.8	Encumbrancee's rights
An Encumbrancee that becomes a mortgagee in possession, or becomes or appoints a receiver, of a Venturer's Participating Interest, and notifies the Operator of that fact, is entitled to:

(a)	receive all statements, notices and reports that a Venturer is entitled to receive; and

(b)	appoint and remove a representative on the Joint Venture Committee in place of the representative of that Venturer, as if it were that Venturer.

Wafi-Golpu Joint Venture Agreement

26.	ASSIGNMENT AND AMENDMENT

26.1	Assignment to related corporations
Subject to clause 26.3, a Venturer may Assign all or part of its Participating Interest to any related corporation if:

(a)
that related corporation agrees in writing with the other Venturers to reassign the Participating Interest to the Assignor if for any reason the Assignee ceases to be a related corporation of the Assignor;

(b)	the Assignor agrees with the other Venturers to accept the reassignment; and

(c)	the Assignment does not result in any person having a Participating Interest of less than that permitted in accordance with clause 15.3.

26.2	Assignment to others
Subject to clause 26.3, a Venturer may also Assign all or part of its Participating Interest (Assignment Interest) to any person at the price and on the terms of a bona fide offer if that offer is in writing:

(a)	relates only to the Assignment Interest and on the basis that acceptance must be for all the Assignment Interest offered;

(b)	is for cash and not for any other consideration;

(c)	is subject to the condition precedent that all necessary Authorisations from Government Agencies will be obtained;

(d)	would not result, if accepted, in any person having a Participating Interest of less than that permitted in accordance with clause 15.3; and

(e)	is not accepted by a Continuing Venturer within the time prescribed for acceptance by a Continuing Venturer by clause 26.7.

26.3	Restrictions on Venturer's entitlement to Assign
Despite clauses 26.1 and 26.2, a Venturer must not Assign all or any part of its Participating Interest or any of its rights under the Transaction Documents until on and after the Farmin Completion Date.

26.4	Notice of offer
If a Venturer proposes to accept an offer in accordance with clause 26.2, that Venturer:

(a)	if it is a Founding Venturer, must notify only the other Founding Venturer (and not any other Continuing Venturer); or

(b)	if it is not a Founding Venturer or if it is a Founding Venturer but clause 26.6(b) applies, it must notify all the Continuing Venturers (including, as applicable, the other Founding Venturer), of the offer referred to in clause 26.2 that it wishes to accept.
The notice must set out full details of the offer (including the consideration and the name and address of the offeror), and a copy of the offer documents must be attached to the notice.

26.5	Offer to Founding Venturer

Wafi-Golpu Joint Venture Agreement

If:

(a)
clause 26.4(a) applies, the notice given under that clause constitutes an offer by the Selling Venturer to sell the Assignment Interest to the other Founding Venturer at the price and subject to the terms of the offer referred to in clause 26.2, and is open for acceptance for a period of 60 Business Days after the date the notice under clause 26.4(a) is given;

(b)
the Founding Venturer referred to in paragraph 26.5(a) does not accept that offer in relation to all the Assignment Interest offered by notice within the period specified in clause 26.5(a), then the Selling Venturer must give notice of the offer referred to in clause 26.2 in accordance with clause 26.4(b).

26.6	Notice constitutes offer
If:

(a)
a Selling Venturer gives notice under clause 26.4(b) or 26.5(b), that notice constitutes an offer by the Selling Venturer to sell the Assignment Interest to the Continuing Venturers at the price and subject to the terms of the offer referred to in clause 26.2;

(b)	there is more than one Continuing Venturer, the Selling Venturer must offer the Assignment Interest to each Continuing Venturer; and

(c)
more than one Continuing Venturer accepts the offer, they will purchase all the Assignment Interest offered in the proportions that their respective Participating Interests bear to each other (or in any other proportions they agree).

26.7	Duration of offer
A Selling Venturer can accept an offer referred to in clause 26.2 within 60 Business Days of the date of the offer if a Continuing Venturer does not or if Continuing Venturers do not accept the offer made under clause 26.6 in relation to all the Assignment Interest within 30 Business Days after notice under clause 26.4(b) or clause 26.5(b) is given.

26.8	Conditions of Assignment
An Assignment in accordance with this clause to a person who is not a Continuing Venturer is conditional on:

(a)	the Assignee entering into a deed, substantially in the form set out in Schedule 6;

(b)	unless the Assignee has already given a Cross Charge under clause 11.1, the Assignee:

(i)	executing and giving all Continuing Venturers a Cross Charge;

(ii)	ensuring that the Cross Charge is registered (and not just provisionally) under the Companies Act;

(iii)
ensuring that the Cross Charge is registered in any other places which a Continuing Venturer notifies to the Assignee if any Continuing Venturer is reasonably satisfied that registration is necessary or desirable to perfect the Cross Charge or to protect the rights of any Continuing Venturer under the Cross Charge;

(iv)	obtaining all necessary Authorisations in relation to the Cross Charge and lodging them for registration in each jurisdiction required to perfect the Cross Charge;

Wafi-Golpu Joint Venture Agreement

(v)	ensuring that the Cross Charge is stamped for the proper amount in each jurisdiction in which the cross charge is required to be stamped;

(vi)	doing everything necessary in each jurisdiction required to perfect the Cross Charge; and

(c)	obtaining the consent of all Continuing Venturers (not to be unreasonably withheld or delayed); and

(d)	the Assignment being to a person who is, in each Continuing Venturer's reasonable opinion, financially responsible and technically competent.

26.9	Exceptions
Clauses 26.1 to 26.8 do not apply to Assignments:

(a)	constituted in an Encumbrance created in accordance with clauses 25.1 and 25.2; or

(b)	made in accordance with clause 17.5(e).

26.10	Amendment
This document can only be amended, supplemented, replaced or novated by another document signed by the Venturers.

27.	NOTICES

27.1	How to give a notice
A notice, consent or other communication under this document is only effective if it is:

(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:

(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person's address; or

(ii)	sent by fax to that person's fax number and the machine from which it is sent produces a report that states that it was sent in full.

27.2	When a notice is given
A notice, consent or other communication that complies with this clause is regarded as given and received:

(a)	if it is delivered or sent by fax:

(i)	by 5.00 pm (local time in the place of receipt) on a Business Day - on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day - on the next Business Day; and

(b)	if it is sent by mail:

Wafi-Golpu Joint Venture Agreement

(i)	within Papua New Guinea - 3 Business Days after posting; or

(ii)	to or from a place outside Papua New Guinea - 7 Business Days after posting.

27.3	Address for notices
A person's address and fax number are those set out below, or as the person notifies the sender:
Wafi

Address:	Level 2, 189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:    +61 7 3320 3740
Attention:    Company Secretary
Newcrest
Address:    Level 9, 600 St Kilda Road, Melbourne, Victoria, Australia
Fax number:    +61 3 9521 3564
Attention:    Bernard Lavery
Operator

Address:	Level 2, 189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:    +61 7 3320 3740
Attention:    Company Secretary

28.	GENERAL

28.1	Governing law

(a)	This document is governed by the law in force in Papua New Guinea.

(b)
Each Venturer submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Papua New Guinea, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

(c)
To the extent that any of the Venturers has or in the future acquires any immunity from the jurisdiction of any court or from any legal process (whether through suit, service of notice, attachment before judgment, attachment in aid of execution, any other enforcement or otherwise) with respect to itself or its property, each Venturer irrevocably waives that immunity in respect of its obligations under this document or otherwise in respect of the joint venture.

28.2	Expenses and Stamp Duty
Each Venturer must bear its own costs arising out of the negotiation, preparation and execution of this document. All stamp duty (including fines, penalties and interest) and other taxes and charges that may be payable on or in connection with the transfer of any Participating Interest in the Joint Venture must be borne by the transferor of the Participating Interest.

28.3	Giving effect to this document
Each Venturer must do anything (including execute any transfer or other document in blank), and must ensure that its employees and agents do anything (including execute any transfer or other document in blank), that any other Venturer may reasonably require to:

(a)	give full effect to this document; and

Wafi-Golpu Joint Venture Agreement

(b)	better secure the payment of all Called Sums and amounts due and payable to each Venturer under this document.

28.4	Waiver of rights
A right may only be waived in writing, signed by the party giving the waiver, and:

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

28.5	Operation of this document

(a)
This document and the Transaction Documents contain the entire agreement between the Venturers about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

(b)	Any right or remedy that a person may have under this document is in addition to, and does not replace or limit, any other right or remedy that the person may have.

(c)
Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

(d)
Without limiting clause 28.5(a) to (c), clauses 1 (Interpretation), 4.3 (Venturer's liability), 8 (Intellectual Property and Information), 10 (Rehabilitation), 23.3 (Survival of claims and obligations), 24 (Confidentiality), and this clause 28 (General) remain in full force and continue to bind each Venturer despite any transaction or other thing (including the expiry or termination of this document or a Venturer ceasing to be a Venturer).

28.6	Operation of indemnities

(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A person may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.

28.7	Consents
Where this document contemplates that the Venturer may agree or consent to something (however it is described), the Venturer may:

(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,
unless this document expressly contemplates otherwise.

28.8	Statements

Wafi-Golpu Joint Venture Agreement

A statement by an authorised representative of a Venturer on any matter relating to this document (including any amount owing by the Venturer) is evidence of its contents.

28.9	No merger
Nothing in this document merges with any other Security Interest, or any guarantee, judgment or other right or remedy, that a Venturer may hold at any time.

28.10	Exclusion of contrary legislation
Any legislation that adversely affects an obligation of a Venturer, or the exercise by a Venturer of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

28.11	Inconsistencies

(a)
If this document is inconsistent with any other document or agreement between the Venturers, this document prevails to the extent of the inconsistency, unless the inconsistency is with the Master Purchase and Farmin Agreement in which case the Master Purchase and Farmin Agreement prevails to the extent of the inconsistency.

(b)	If a schedule or annexure to this document is inconsistent with any provision of this document, the provision prevails to the extent of the inconsistency.

28.12	Counterparts
This document may be executed in counterparts.

28.13	Attorneys
Each person who executes this document on behalf of a Venturer under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

Wafi-Golpu Joint Venture Agreement

Schedule 1
JOINT VENTURE PROPERTY
The following items are included in "Joint Venture Property:"
A.    Wafi-Golpu Tenements
Tenement No.    Title
EL 440    Mt Wanion
EL 1105    Mt Watut
B.    Plant, equipment, contracts and other property

Asset	Description
Buildings
50044	CONSTR. BEDS,LATCHS,
50045	CONSTRUCT SHOWER /LA
50046	3X1500 GAL RAIN WATE
50047	MESS BUILDING, VERAN
50048	CONTRUCT 30MT * 12 M
50049	MESS,CLINIC,1000 GAL
50050	FENCE FOR CORE AREA
50051	1X2000 GAL RAIN WATE
50052	MESS EXT. (KIT HOUSE
50053	WAREHOUSE
50054	LC HOUSE # 1
50055	LC HOUSE # 2
50056	JUNIOR ACCOM/CONTAIN
50057	JUNIOR ACCOM/CONTAIN
50058	SENIOR ACCOM/CONTAIN
50059	ABLUTION BLOCK/CONTA
50066	KITCHEN UNIT
50074	GENERATOR SHED-DEMAK
C001	DEMAKWA WAREHOUSE FI
C011	DEMAKWA LIVING QUART
C021	PREFABRICATED 8 MEN
Plant Machinery & Equipment
C027	HOSHIZAKI 240KG SELF
50000	WASHING MACH SPEED Q
50001	TOSHIBA COLOUR TV 29
50002	CORE SPLITTER 5 TIER
50003	CORE SPLITTER 5 TIER
50004	CHEST FREEZER 700 LT
50005	COMPUTER NIU LOGIC
50006	COMPUTER NIU LOGIC
50007	COMPUTER NIU LOGIC S

Wafi-Golpu Joint Venture Agreement

Asset	Description
50008	COMPUTER NIU LOGIC S
50009	PRINTER HP 4200N
50010	DIGIT COPIER KONICA
50011	COMPUT SVR NIU LOGIC
50012	FILING CABINET 4 DRA
50013	FILING CABINET 2 DRA
50014	FILING CABINET 2 DRA
50015	FILING CABINET 4 DRA
50016	PROVIEW 17" MONITOR
50017	HP DESIGNJET 800 PLO
50018	CHEST FREEZER 360LTR
50019	PALLET JACK
50020	REFRIGERATOR
50021	REFRIGERATOR
50022	GLOBAL POSITIONING S
50023	IRIDIUM PHONE #1
50024	IRIDIUM PHONE #2
50025	IRIDIUM PHONE #3
50026	IRIDIUM PHONE #4
50029	AIR CONDITIONER LG 9
50030	AIR CONDITIONER LG 7
50031	GENERATOR SET -56DGC
50032	ELECTRIC MOTOR D905-
50033	AIRCOND RAC KELON 12
50034	AIRCOND RAC KELON 12
50035	UV LIGHT SYSTEM
50036	60-250L RAPID FLOW P
50037	GENERATOR SET 0.8 KV
50038	GENERATOR SET 0.8 KV
50039	PERKINS GENSET CAE P
50040	FG WILSON OPEN GENSE
50041	HONDA 5.8 KVA GENSET
50042	CEMENT MIXER
50060	SKID MOUNT TANK (1)
50061	SKID MOUNT TANK (2)
50062	CAT D6 H BULLDOZER
50063	LG 7000 AIRCONDITION
50064	LG 7000 AIRCONDITION
50065	LG 7000 AIRCONDITION
50067	DEMAKWA POWER INSTAL
50068	IRIDIUM PHONE #5
50069	IRIDIUM PHONE #6
50070	GM3189 MIDBAND BASE
C003	FLOW METER 51008 3 D
C004	2 TON PALLET JACK
C006	ZANUSSI GAS STOVE 4
C007	PANAFAX UF-490 FAX M

Wafi-Golpu Joint Venture Agreement

Asset	Description
C012	AL-D610 - DELL LATIT
C013	NITON XRF ANALYSER
C014	WAFI SERVER UPGRADE
C015	WASHING MACHINE & DR
C016	RITA 24" METAL EXHAU
C018	PRIMAVERA PROJECT PL
C019	ELECTRONIC BALANCE
C020	FOGGING MACHINE
C022	300KG HANGING SCALES
C024	STIHL FS65E-E BRUSH
C025	2 X KUBOTA 3 KVA GEN
C026	ONEX CUMMINS C7005 7
C029	BABWAF FLY CAMP WHIT
C031	1x20' FREEZER REEFER
CWFEA00	1 PACKER TESTING EQUIP
CWFEA00	2 STREAM GAUGING STATI
CWFEA00	3 WAFI GOLPU FLY CAMP
Land Improvements
50071	FENCING - DEMAKWA YA
50072	WAFI ACCESS ROAD-ABE
50073	YARD IMPROVEMENT-DEM
C009	WAFI ACCESS ROAD-HAR
Motor Vehicles
C002	New Holland 4WD Trac
C023	TOYOTA LAND CRUISER
C028.19	7 MITSUBISHI CANTER 4X
New Holland 4WD Trac
Office Equipment
C032	DELL LATITUDE D620 L
C017	COMMUNICATION UPGRAD
C.    Wafi-Golpu Contracts Schedule

No. Dataroom Reference	Description	Entity	Third Party
12.02.05.001	Record of Loan Repayments	Wafi	Rio Tinto Limited
12.02.05.002 (12.02.10.003) (12.04.05.001)	Deed of Assignment of Wafi Debts		Rio Tinto Limited Aurora Gold (Wafi) Pty Ltd
12.01.06.007	Agreement for the Provision of Personal Protective Equipment	MCG Wafi	Bishop Brothers Engineering Pty Ltd

Wafi-Golpu Joint Venture Agreement

12.03.05.009	Intercreditor Agreement	MCG	Harmony Gold Mining Limited Harmony Gold (PNG Services) Pty Limited HGM(Isle of Man) Pty Ltd Westpac Banking Corporation Westpac Bank PNG Limited
12.01.07.010	Supply of Domestic and International Air Travel and Accommodation Services	Wafi	Corporate Travel Management Harmony Gold (PNG Services) Pty Limited Harmony Gold Operations
12.02.07.002	Consulting Services Agreement with Tim Omundsen	Wafi	Tim Omundsen
12.02.07.003 (12.02.10.025)	Agreement to Supply Earth Moving Equipment	Wafi	Cameron construction Limited
12.01.07.014	Award for Workwear – Morobe and Wafi	MCG Wafi	FRG Clothing Ltd
12.01.07.028	Air Charter Award	MCG Wafi	Airlines PNG
12.01.10.007	Agreement to Engage Firm for Tax Services	MCG Wafi	PriceWaterhouseCoopers
12.02.10.001	Letter of Undertaking	Wafi	Aurora Gold Ltd Rio Tinto Limited
12.02.10.004 (12.02.10.031) (12.04.10.002)	Wafi Share Sale Agreement and Consent Agreement	Wafi	Rio Tinto Minerals (PNG) Limited Aurora Gold (Wafi) Pty Ltd Rio Tinto Exploration Pty Limited Aurora Gold Ltd Abelle Limited
12.02.10.005	Power of Attorney 2 September 2002	Wafi	Rio Tinto Limited
12.02.10.006	Wafi Farmout and Joint Venture Agreement	Wafi	CRA Exploration Pty Limited
12.02.10.007	Data Agreement 8 September	Wafi	CRA Exploration Pty Limited
12.02.10.017 (12.01.18.003)	Corporate Advisory Role – PNG Royalties	Wafi MCG	Standard Bank Plc
12.02.10.023	Formal Instrument of Agreement	WafiMCG	Richard Jackson Harmony PNG Central Services

Wafi-Golpu Joint Venture Agreement

12.02.10.024 (12.03.07.001)	Logistic Services Agreement	MCG Wafi	Toll North Pty Ltd Harmony Gold (PNG Services) Pty Limited
12.02.10.028	Award of Contract HT 1091 Survey Contract	Wafi	Kuumsup Exploration Corporation
12.02.10.029	Award of Contract HT 1092 EM Survey Contract	Wafi	Kuumsup Exploration Corporation
12.02.18.001	Royalty Deed 26 June 2003	Wafi	Rio Tinto Limited Abelle Limited
12.02.19.001	Land Access and Compensation Agreement 20 December 1996 EL 440	Wafi	CRA Exploration (PNG) Pty Ltd The Land holders of the Hengambu and Yanta Clans
12.02.19.002	Compensation Review Agreement 20 December 2000 EL 440	Wafi	Rio Tinto Exploration (PNG) Limited The Land holders of the Hangambu and Yanta Clans
12.02.07 004	Agreement Assisting in Providing Community Transport Services	Wafi	Yanta Development Association Incorporated and Hengambu Landowners Association Incorporated

Wafi-Golpu Joint Venture Agreement

Schedule 2
ACCOUNTING PROCEDURE

1.	GENERAL

1.1	Definitions
The following definitions apply in this document:
Audit means an audit of the Joint Account and the Operator conducted in accordance with section 2.5, and Auditor means the registered company auditor appointed to conduct that audit.
Cost has the meaning given to that term in section 4.
Joint Account means the accounts maintained by the Operator in accordance with the Joint Venture Agreement and section 2, and for the Joint Account or to the Joint Account means for the account, expense, risk or benefit of each Venturer in accordance with its Participating Interest.
Statement means a statement given under clause 12.3 and section 2.2.

1.2	Joint Venture Agreement definitions
Any term used in this document that is not defined in this document but is defined in the Joint Venture Agreement has the meaning given to it in the Joint Venture Agreement unless it is specifically defined in this document.

1.3	Rules for interpreting this schedule

(a)	All rules for interpreting the Joint Venture Agreement apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(b)	All references to sections are references to sections in this document.

(c)	All references to clauses are references to clauses in the Joint Venture Agreement.

(d)
If anything in this document is inconsistent with any established accounting practice or principle prevailing in the mining industry in Australia, Papua New Guinea and South Africa, the practice or principle prevails to the extent of the inconsistency.

2.	FINANCIAL MATTERS

2.1	Joint Account
The Operator must keep and maintain separate books of account that record all:

(a)	charges and credits made by the Operator or any Venturer conducting operations under the Joint Venture Agreement that are chargeable to the Venturer

(b)	funds received by the Operator from any Venturer; and

Wafi-Golpu Joint Venture Agreement

(c)	receipts obtained by the Operator in connection with operations conducted under the Joint Venture Agreement.

2.2	Statements and billings
The Operator must send a statement to each Venturer every month that includes:

(a)	the matters specified in clause 12.3; and

(b)	details in relation to that month concerning:

(i)	charges and credits to the Joint Account summarised by appropriate classifications indicating the nature of those charges and credits; and

(ii)	any other charges and credits.

2.3	Payments by Venturers
Each Venturer must pay its proportion of all expenses specified in a Statement in accordance with the Joint Venture Agreement.

2.4	Adjustments

(a)	If a Venturer pays an amount specified in a Statement, that payment does not prejudice its right to protest or question the correctness of all or any part of the Statement.

(b)	A Statement sent by the Operator on any matter relating to this document or the Joint Venture Agreement (including amounts owing) will be conclusive unless:

(i)	an exception specified in section 2.4(c) or section 2.6(a) applies; or

(ii)	a Venturer:

(A)	gives the Operator notice of its opinion within 12 months after the end of month in which that Statement is sent; and

(B)	requests the Operator to make an adjustment to that Statement.

(c)	Adjustments resulting from:

(i)	a physical stocktake of Joint Venture Property in accordance with section 7; or

(ii)	the discovery by a Venturer of the Operator's Wilful Misconduct or manifest error, are permissible.

2.5	Audits

(a)	The Joint Venture Committee must appoint an Auditor to conduct an Audit at least once every financial year or at any other intervals the Joint Venture Committee decides.

(b)	An Audit must be limited to 2 financial years of the Joint Venture ending on the last day of the most recent complete financial year.

Wafi-Golpu Joint Venture Agreement

(c)	A Venturer may, at its own expense, cause an Audit to be conducted by notifying the Operator at least 20 Business Days before the commencement of the Audit.

(d)
If more than one Venturer requires an Audit, each Venturer requiring the Audit must make every reasonable effort to conduct joint or simultaneous Audits that will cause the Operator minimum inconvenience.

(e)	If a material discrepancy is disclosed by an Audit, the Operator must charge the expense of that Audit to the Joint Account.

2.6	Claims

(a)	A Venturer may protest or question the correctness of, or make a claim on the Operator for, any discrepancy or irregularity disclosed by an Audit within 6 months after completion of that Audit.

(b)	An Audit will be regarded as complete when a copy of the Auditor's report is delivered to each Venturer.

3.	DEVELOPMENT AND OPERATING CHARGES

3.1	Charges to Joint Account
The Operator is responsible for the payment of, and may charge the Joint Account with, all costs incurred or to be incurred for the purpose of achieving the Objects of the Joint Venture (including the items referred to in sections 3.2 to 3.17) if those costs:

(a)	have been or are to be incurred in accordance with an Operating Program and a Budget; or

(b)	are otherwise authorised by the Joint Venture Agreement.

3.2	Tenement costs

(a)	Rentals, rates, compensation and all other costs relating to the Tenements.

(b)	Royalties relating to Mineral Products produced.

(c)	Any charge, fee, payment or other consideration payable in relation to any Authorisation required for the purposes of the Joint Venture Agreement or the Joint Venture or both.

3.3	Labour

(a)
Salaries and wages of employees and amounts to or on account of consultants of a Venturer or the Operator who are directly engaged on any Operating Program (including salaries and wages paid to employees and amounts to or on account of consultants who are temporarily assigned to, and directly employed in, any Operating Program.)

(b)
Salaries and wages of employees and amounts to or on account of consultants of a Venturer or the Operator who the Operator uses to perform or supervise operations under the Joint Venture Agreement and whose time is not charged to the Joint Venture/who are not engaged in operations under the Joint Venture Agreement full time, must be charged proportionately to the time actually devoted to those operations.

Wafi-Golpu Joint Venture Agreement

(c)
Reasonable travelling and living expenses of employees and consultants referred to in sections 3.3(a) and (b) when occupied with operations under the Joint Venture Agreement away from their usual place of employment.

(d)	Holiday leave, long service leave, workers' compensation, sickness and disability benefits, and other customary allowances applicable to:

(i)	the salaries and wages chargeable under sections 3.3(a) and (b); or

(ii)	the engagement of consultants in accordance with those paragraphs.
Those costs are to be reasonably determined by the Operator and may be charged on a "when and as accrued basis" on the salaries, wages and other amounts chargeable under paragraphs (a) and (b) and apportioned over the period the relevant services are provided to the Joint Venture.

(e)
Costs imposed by any Government Agency that apply to the salaries, wages and other amounts charged under paragraphs (a) and (b) (including salaries and wages tax, fringe benefits tax and superannuation guarantee charge).

(f)	All costs incurred by the Operator in the performance of its duties under the Joint Venture Agreement that are:

(i)	of an overhead nature; and

(ii)	not referred to in sections 3.3(a) to (e) or section 3.4,
apportioned as appropriate between the Joint Venture and the Operator's other activities but excluding the Operator's head office administrative expenses, corporate audit expenses, share registry expenses and similar overhead charges on the basis that it is intended and agreed that the Operator should not make a profit or loss by acting in that capacity.

3.4	Employee benefits

(a)	The Operator's actual cost of employees' field allowances, bonuses, travelling and living expenses, group life insurance, medical, superannuation, retirement and other benefits of a similar nature.

(b)	Costs imposed by any Government Agency that apply to matters charged under paragraph (a) (including fringe benefits tax and similar Taxes).

3.5	Materials

(a)
Materials, equipment and supplies hired, leased or purchased or supplied by the Operator or any of the Venturers for the purposes of the Joint Venture Agreement or the Joint Venture or both (including surface, underground and shaft equipment, expendable stores and materials, power, water and tools).

(b)	Costs chargeable under section 3.5(a) include costs of installation, loading, unloading and handling.

(c)	The Operator must:

(i)	only acquire quantities of materials that are required for immediate use for the Joint Venture; and

Wafi-Golpu Joint Venture Agreement

(ii)	avoid the accumulation of surplus stocks,
to the extent that it is reasonably practical and consistent with efficient and economic operation.

3.6	Transportation

(a)	Transportation costs of or in relation to personnel, equipment, material and supplies necessary for conducting any Operating Program, including the costs of:

(i)	repairs and maintenance of vehicles;

(ii)	vehicles purchased, rented or otherwise obtained for or in connection with operations under the Joint Venture Agreement; and

(iii)	transportation of personnel from their residence to the JV Area.

(b)
If transportation referred to in section 3.6(a) is used partly for the purposes of the Joint Venture and partly for other purposes, the cost of transportation must be rateably apportioned according to usage between the Joint Venture and those other purposes.

3.7	Services

(a)	The cost of services obtained from third parties. These costs include the cost of Audits and amounts paid to or on account of contractors for or in connection with:

(i)	earthmoving;

(ii)	surveying;

(iii)	construction of Joint Venture Facilities;

(iv)	trucking;

(v)	mapping and photography;

(vi)	chartered aircraft (including helicopters);

(vii)	blasting, drilling and dredging;

(viii)	shaft sinking;

(ix)	mining (including site preparation, underground development, open pit development, cutting and drifting, raising and stoping);

(x)	assaying and analysis of samples;

(xi)	processing;

(xii)	geophysics;

(xiii)	metallurgical testing;

(xiv)	water searching and production;

(xv)	food, messing and accommodation;

Wafi-Golpu Joint Venture Agreement

(xvi)	the provision of water, electricity (including power station management costs) and gas;

(xvii)	security services;

(xviii)	technical services; and

(xix)	other services, if any,
and any other operations conducted in connection with any Operating Program.

(b)	The cost of using the Operator's exclusively owned equipment and facilities in accordance with section 4.4.

3.8	Damages and losses to Joint Venture Property and equipment

(a)	All costs necessary to replace or repair damage or loss to Joint Venture Property and equipment caused by fire, flood, storm, theft, accident or any other cause.

(b)
The Operator must give each Venturer notice of damage or loss to Joint Venture Property and equipment incurred as soon as practical after the Operator learns of it but only if the damage or loss exceeds $10,000.

3.9	Legal costs
All costs of litigation or other legal services necessary or expedient for the conduct of Joint Venture affairs and protection of Joint Venture Property, including:

(a)	solicitors' and barristers' fees and expenses;

(b)	judgments obtained against a Venturer on account of operations under the Joint Venture Agreement in the conduct of those operations); and

(c)
all costs incurred by a Venturer in securing evidence for defending against any action or claim prosecuted or threatened against the Joint Venture, Joint Venture Property or the subject matter of the Joint Venture Agreement.

3.10	Taxes and agency fees
All:

(a)
Taxes paid by the Operator for the benefit of the Venturers (including excise, customs and other duties, goods and services tax, salaries and wages tax, fringe benefits tax and other charges of a similar nature); and

(b)	agency fees payable on or in relation to services contracted and materials purchased for or in connection with operations under the Joint Venture Agreement,

(c)	but excluding Taxes assessed in connection with the ownership and sale of Mineral Products after production and allocation to Venturers.

3.11	Insurance and claims

(a)
Premiums paid for insurance in accordance with the Joint Venture Agreement and all expenditure incurred and paid in settlement of losses, claims, damages or judgments not recovered from an insurer and not excepted in section 3.9.

Wafi-Golpu Joint Venture Agreement

(b)	If no insurance is required, all actual expenditure incurred and paid by the Operator in settlement of all losses, claims, damages or judgments not excepted in section 3.9.

(c)	The Operator must receive the following for the Joint Account:

(i)	any payment made by an insurer in settlement of a claim made under an insurance policy carried for the benefit of the Joint Venture; and

(ii)	any award of an arbitrator or court arising out of a claim.

3.12	Shared services

(a)	A proportion of:

(i)
the salaries, wages, fees and expenses of the Operator's employees and consultants serving the Joint Venture whose time is not allocated directly to the Joint Venture, based on the time spent on operations under the Joint Venture Agreement in the JV Area;

(ii)	the cost of establishing, maintaining and operating:

(A)	a production office in the JV Area; and

(B)	any necessary suboffice maintained in connection with that office, and

(iii)
all necessary camps (including housing facilities for employees and consultants if required), roads, helipads and airstrips established to facilitate the conduct of operations under the Joint Venture Agreement in the JV Area.

(b)	The cost of the facilities referred to in section 3.12(a) is to be calculated by:

(i)	deducting revenue from those facilities; and

(ii)	including depreciation or a fair monthly rental in lieu of depreciation where those facilities serve more than one project.

(c)	Charges must be apportioned to each project served on an equitable basis consistent with the Operator's accounting practice but subject to section 1.3(d).

(d)	Costs charged under this section include the cost of:

(i)	office supplies, telephone, email and facsimile charges and other operating costs of the production office referred to in section 3.12(a); and

(ii)	shared transport costs including chartered aircraft and helicopters; and

(iii)	construction, maintenance and operation of stores, machine shops and other facilities.

3.13	Depreciation

(a)	In relation to plant and equipment actually owned by the Operator and used for the purposes of the Joint Venture, depreciation at rates:

Wafi-Golpu Joint Venture Agreement

(i)	in accordance with the Operator's usual practice; and

(ii)	consistent with what is permitted under the Income Tax Act 1959 (as amended), jointly, as applicable, but excluding:

(iii)	any item whose cost has been charged under any other section of this document); and

(iv)	the amount of any depreciation charged under section 3.12; and

(v)	the amount of any depreciation charged under sections 4.4(a)(ii) and 4.4(a)(iii).

(b)
If an item is used partly for the purposes of the Joint Venture and partly for other purposes, the depreciation charged must be rateably apportioned according to usage between the Joint Venture and those other purposes.

(c)	If the Operator receives rent for a depreciable item, depreciation cannot be charged under this subsection.

3.14	Rehabilitation costs

(a)
Any amounts the Operator reasonably estimates (by applying prudent accounting principles) are required to make provision for estimated rehabilitation costs arising due to operations under the Joint Venture Agreement in the JV Area.

(b)	The Venturers authorise the Operator to pay those amounts as and when they arise using capital and accrued interest in that sinking fund.

3.15	Capital usage charges
To the extent that the Operator or a Venturer makes property or other capital items available for use by the Joint Venture, a reasonable amount representing:

(a)	rent or hire charge for that property or other capital item; or

(b)
the net cost (based, where appropriate, on the cost of borrowings equivalent to the cost price of that property or other capital item) to the Operator or that Venturer of acquiring and managing that property or capital item, after taking into account:

(i)	any receipts received from third parties; and

(ii)	any outgoings together with administration costs incurred by that Venturer (including overheads).

3.16	Cost of securities
If the Operator or a Venturer provides a security deposit, bond or other security in connection with any Authorisation or Joint Venture Asset, an amount representing the cost of:

(a)	borrowings equivalent to the amount of the security deposit; or

(b)	any other expenses of providing that security deposit, bond or other security.

Wafi-Golpu Joint Venture Agreement

3.17	Other expenses
Any other expenses not referred to in sections 3.2 to 3.16 properly incurred by the Operator for the conduct of operations under the Joint Venture Agreement in the JV Area to the extent that those expenses are included in an Operating Program and a Budget, (including first aid and safety expenses).

4.	BASIS OF CHARGES TO THE JOINT ACCOUNT

4.1	Purchases

(a)	Services obtained by the Operator for the Joint Venture must be charged at the price actually paid by the Operator after deducting all discounts actually received.

(b)	Materials, equipment and supplies purchased or supplied by the Operator for the Joint Venture must be charged on the basis of Cost.
For the purposes of this document Cost means the actual, current local or landed costs determined as follows:

(c)	(Class A) for imported materials, equipment and supplies, Cost includes:

(i)
net invoice prices of manufacturers (after deducting all trade and cash discounts actually received) plus goods and services and other Taxes (if any), fees or costs paid to third parties for purchasing, shipping, insurance premiums, transportation to the loading place, crating and handling costs;

(ii)	transportation to port of entry, customs fees and similar importation costs;

(iii)	any other applicable duties; and

(iv)	unloading of ships and aeroplanes to the customs warehouse and handling transportation from the customs warehouse to the Operator's warehouse or the JV Area; and

(d)	(Class B) for materials, equipment and supplies acquired in Papua New Guinea, Cost includes:

(i)	the net invoice price of manufacturers (after deducting all trade and cash discounts actually received) plus goods and services and other Taxes (if any); and

(ii)	transportation and other costs incurred from the time and place of purchase until delivery to the Operator's warehouse or the JV Area.

4.2	Prices
Materials specified in section 4.1 as Class "A" or "B" required for operations under the Joint Venture Agreement in the JV Area must be purchased for direct charge to the Joint Account when practical, but the Operator may apply those materials from its own stocks on the following conditions:

(a)	new materials: at Cost (condition "A");

(b)	second hand and used materials: (conditions "B" and "C");

Wafi-Golpu Joint Venture Agreement

(i)	material that is in sound and serviceable condition and is suitable for reuse without reconditioning is to be classed as condition "B" and priced at 75% of Cost; and

(ii)	material that cannot be classified as condition "B" but:

(A)	after reconditioning at the cost of the Joint Account will be serviceable for its original function as good second hand material; or

(B)	is serviceable for its original function but is substantially unsuitable for reconditioning, is to be classed as condition "C" and priced at 50% of Cost;

(c)	material that cannot be classified as condition "B" or condition "C" is to be priced at a value commensurate with its use; and

(d)	tanks, buildings and other equipment involving erection costs must be charged at "knocked down" cost.

4.3	Warranty of materials supplied by the Operator
The Operator does not warrant materials supplied by it beyond any dealer's or manufacturer's warranty.

4.4	Operator's exclusively owned equipment and facilities

(a)	The following rates apply to services rendered to the Joint Venture for equipment and facilities owned exclusively by the Operator:

(i)	water, fuel, power, compressor and other auxiliary services: at rates equal to the cost of providing them to the Joint Venture;

(ii)
automotive equipment: at rates equal to the cost of ownership and operation. (Automotive rates may include the cost of fuel, lubricants, repairs, insurances, other operating expenses, depreciation and wages and expenses of drivers other than those chargeable under sections 3.3 and 3.4);

(iii)
use of other items of machinery or equipment sufficient to cover maintenance, repairs, depreciation and running costs: at a fair rate but the charges must not exceed those currently prevailing in the district where the JV Area is located; and

(iv)
laboratory services performed or provided by the Operator (including water, core, assay and any other analyses and tests): at a fair rate but the charges must not exceed those currently prevailing among outside service laboratories performing comparable services.

(b)	The Operator must inform each Venturer in advance of the rates it proposes to charge.

(c)	Rates must be revised and adjusted when found to be excessive or insufficient.

5.	DISPOSAL

5.1	Operator's rights

Wafi-Golpu Joint Venture Agreement

The Operator is not obliged to purchase a Venturer's interest in surplus, new or second hand material.
The Operator may dispose of surplus material in accordance with its mandate approved by the Joint Venture Committee.

5.2	Material purchased by a Venturer
The proceeds of sale of surplus material purchased by a Venturer must be credited to the Joint Account in the month that material is sold.

5.3	Division in kind

(a)	The division of surplus material in kind must be in proportion to each Venturer's Participating Interest.

(b)	Each Venturer must be charged severally with the value of the material received or receivable by it. Corresponding credits must be made by the Operator to the Joint Account.

5.4	Sales to third parties
In relation to sales of jointly owned Joint Venture Property to third parties, the Operator must:

(a)	credit the Joint Account with the net amount received from the purchaser; and

(b)	charge any claim by the purchaser for defective material or otherwise back to the Joint Account if and when paid.

6.	PRICING MATERIAL TRANSFERRED

6.1	Bases of pricing material
Material purchased by a Venturer or divided in kind must be valued on the bases specified in sections 6.2 to 6.7 unless all Venturers agree otherwise.

6.2	New Material
New Material obtained for the Joint Venture but never used: at 100% of Cost.

6.3	Good used material
Good used material that is in sound and serviceable condition and suitable for reuse without reconditioning:

(a)	at 75% of Cost if that material was charged to the Joint Venture under section 4.2(a) as new; or

(b)	at 65% of Cost if that material was originally charged to the Joint Venture under section 4.2(b) as second hand at 75% of Cost.

6.4	Other used material
Used material that:

(a)	after reconditioning at the purchaser's cost will be serviceable for its original function as good second hand material; or

Wafi-Golpu Joint Venture Agreement

(b)	is serviceable for its original function but is substantially unsuitable for reconditioning, at 50% of Cost.

6.5	Bad order material
Used material that is no longer useable for its original purpose without excessive repair cost but is useable for any other purpose is to be priced on a comparable basis with items normally used for that purpose.

6.6	Junk
Junk that is obsolete and scrap material is to be priced at prevailing prices.

6.7	Temporarily used material
If material was used temporarily and its service to the Joint Venture does not justify the reduction in price to the level specified in section 6.3(b), that material is to be priced on a basis that will leave a net charge to the Joint Account consistent with the value of the service provided.

7.	STOCKTAKE

7.1	Periodic stocktake
The Operator must do a stocktake of all Joint Venture Property ordinarily considered controllable by Operators of mining properties annually.

7.2	Notice to Venturers
The Operator must give notice of its intention to stocktake to all Venturers 20 Business Days before any stocktake is to begin so that a Venturer may be represented when the stocktake is taken.

7.3	Representation of Venturers
If:

(a)	a Venturer is not represented at a stocktake; and

(b)	the Operator has given that Venturer notice in accordance with section 7.2, that Venturer is bound to accept that stocktake except in the case of the Operator's Gross Negligence, Wilful Misconduct or manifest error.

7.4	Copies to Venturers
The Operator must give each Venturer a copy of a summary of the stocktake results.

7.5	Reconciliation and adjustment of stock

(a)	The Operator must:

(i)	reconcile stock with charges to the Joint Account (including a list of surpluses and shortages) after a stocktake; and

(ii)	make stock adjustments for surpluses and shortages.

Wafi-Golpu Joint Venture Agreement

(b)
The Operator will only be held accountable for shortages due to its Gross Negligence, Wilful Misconduct or manifest error. (Shortages aggregating $5,000 will be considered to be due to lack of reasonable diligence).

7.6	Special stocktakes

(a)	A special stocktake may be taken, at the request and expense of the Assignee, if there is a change of Participating Interest in the Joint Venture or in the Joint Venture Property.

(b)
The Assignor and the Assignee may be represented at a special stocktake and will be bound by the result of that stocktake except in the case of the Operator's Gross Negligence, Wilful Misconduct or manifest error.

Wafi-Golpu Joint Venture Agreement

Schedule 3
DEEMED CONTRIBUTION
The following terms apply in this Schedule.
Farmin Milestone has the meaning given to it in the Master Purchase and Farmin Agreement.
Harmony Expenditure has the meaning given to it in the Master Purchase and Farmin Agreement.
Stage 2 Project Expenditure means the amount paid by Newcrest to the Operator under clause 6.1 of the Master Purchase and Farmin Agreement.
Wafi-Golpu Project has the meaning given to it in the Master Purchase and Farmin Agreement.

A	If the Master Purchase and Farmin Agreement is terminated before Newcrest achieves the Farmin Milestone:
Wafi:
(69.99% minus the applicable aggregate percentage earned by Newcrest in accordance with clause 11.5 of the Master Purchase and Farmin Agreement)
of the aggregate which is
($150 million plus Harmony Expenditure in relation to the Wafi-Golpu Project plus Stage 2 Project Expenditure in relation to the Wafi-Golpu Project up to the date of termination of the Master Purchase and Farmin Agreement).

Newcrest:
(30.01% plus the applicable aggregate percentage earned by Newcrest in accordance with clause 11.5 of the Master Purchase and Farmin Agreement)
of the aggregate which is
($150 million plus Harmony Expenditure in relation to the Wafi-Golpu Project plus Stage 2 Project Expenditure in relation to the Wafi-Golpu Project up to the date of termination of the Master Purchase and Farmin Agreement).

B	If Newcrest achieves or is deemed to have achieved the Farmin Milestone under clause 6.1(c) of the Master Purchase and Farmin Agreement:
Wafi:	50% of the aggregate which is ($150 million plus Harmony Expenditure in relation to the Wafi-Golpu Project plus Stage 2 Project Expenditure in relation to the Wafi-Golpu Project).
Newcrest:	50% of the aggregate which is ($150 million plus Harmony Expenditure in relation to the Wafi-Golpu Project plus Stage 2 Project Expenditure in relation to the Wafi-Golpu Project).

Wafi-Golpu Joint Venture Agreement

Schedule 4
PRIORITY DEED

Wafi-Golpu Joint Venture Agreement

Schedule 5
CROSS CHARGE

Wafi-Golpu Joint Venture Agreement

Schedule 6
ASSUMPTION DEED

Wafi-Golpu Joint Venture Agreement

Schedule 7
CONFIDENTIALITY AGREEMENT
[Date]
[Addressee]
PRIVATE AND CONFIDENTIAL
Dear [name]
Wafi-Golpu Joint Venture - Access to site and information

1.	CONFIDENTIALITY
In accordance with clause 7.9 of the Joint Venture Agreement dated [insert date] relating to the Wafi-Golpu Joint Venture (Joint Venture),the Venturer has notified that us you wish to gain access to a Joint Venture tenement or information relating to the Joint Venture, or both, for one of the following purposes:
[financing of Venturer's interest in Joint Venture;
restating Venturer's reserves; or
directly in connection with proposed sale of Venturer's interests in the Joint Venture.]
(tick appropriate box)
each of which purpose is permitted by clause 7.9 (Permitted Purpose). The terms of the JVA require that you to agree to keep strictly confidential all Confidential Information disclosed to you as a consequence of being provided Access.
In consideration of being given the Access sought, you acknowledge that the Confidential Information is secret, confidential and of value to the Joint Venture, and its unauthorised use or disclosure may significantly damage the Joint Venture's business, and you agree that you must:

(a)	keep the Confidential Information secret and confidential at all times;

(b)	not use the Confidential Information except for a Permitted Purpose;

(c)
not disclose any Confidential Information to anyone except those of your officers, employees, advisers or agents who need to receive that information for the Permitted Purpose, and then only to the extent needed for each such person; and

(d)	ensure that each person to whom you disclose the information makes the same acknowledgment, and agrees to comply with, and does comply with (a), (b) and (c) above.

2.	RETURN OF CONFIDENTIAL INFORMATION
On request by us, you must deliver up to us all documents, materials, media or other things recording, containing, setting out or referring to any Confidential Information and all copies

Wafi-Golpu Joint Venture Agreement

of them, or if they are in electronic form, erase or destroy them and provide evidence of erasure or destruction to our satisfaction.

3.	CONTINUING OBLIGATIONS
The obligations set out in this letter continue beyond the period of your Access and continue after return of the Confidential Information.

4.	INTERPRETATION
In this letter:
Affiliates means, in relation to a body corporate:

(a)	that body's related corporations;

(b)	that body's directors; and

(c)	the person's who have a substantial holding in that body.
Confidential Information means all information in any form or medium relating to the Joint Venture, its businesses or affairs which is disclosed to you or your officers, employees, advisers or agents by Wafi-Golpu Services Limited or the Venturer or any of its officers, employees, advisers or agents, including, without limitation, any information derived in any manner by you or on your behalf from the information disclosed, but does not include any information which you can show:

(a)	is in the public domain, otherwise than as a result of a breach of the contents of this letter; or

(b)	is already known to you prior to the disclosure or which is subsequently known to you as a result of disclosure by another source which was not subject to any agreement for confidentiality.
Venturer means [name of Venturer] and each of its Affiliates.
In this letter the following rules apply, in interpreting the letter, unless the context otherwise requires:

(c)	the terms relevant interest and related corporation have the same meaning as given to those terms in the Companies Act 1997 (PNG); and

(d)
a person has a substantial holding in a body corporate if the total votes attached to the voting shares in the body in which it or its associates have a relevant interest are 5% or more of the total number of votes attached to those shares in the body.

Please indicate your acceptance of these terms by signing the enclosed duplicate of this letter in the space provided, and then returning it to us.
Yours faithfully

[Name]
[name of Operator]
[Name of addressee] accepts the obligations imposed by this letter.

Wafi-Golpu Joint Venture Agreement

...............................................................
Signature of [name]

...............................................................
Name (printed)
...............................................................
Date

Wafi-Golpu Joint Venture Agreement

THE COMMON SEAL of WAFI MINING LIMITED was affixed with authority of the board of directors in the presence of:

Signature of director	Signature of director/secretary
/s/ J J van Heerden	/s/ Gregory John Job
Name	Name

THE COMMON SEAL of NEWCREST PNG 2 LIMITED was affixed with authority of the board of directors in the presence of:

Signature of director	Signature of director/secretary
/s/ IK Smith	/s/ GJ Robinson
Name	Name

THE COMMON SEAL of WAFI-GOLPU SERVICES LIMITED was affixed with authority of the board of directors in the presence of:

Signature of director	Signature of director/secretary
/s/ J J van Heerden	/s/ Gergory John Job
Name	Name

Wafi-Golpu Joint Venture Agreement

MEMORIAL OF APPROVAL OF AN INSTRUMENT

I, Dr Puka Temu, Minister for Mining, by virtue of the powers conferred by the Mining Act 1992 and all other powers me enabling, and after considering the recommendation of the Mining Advisory Council, hereby approve this instrument.

DATED at this day of , 2008.

............................................................
    Hon Dr Puka Temu, CMG, MP
    Minister for Mining

To be completed by the Registrar upon the Minister approving an Instrument.

I, Stanley Nekitel, Registrar, pursuant to all powers conferred under the Mining Act 1992, certify that I have this day registered the instrument.

..................................................................    (Registrar's signature)

..................................................................    (date)

Wafi-Golpu Joint Venture Agreement

Annexure A
MAP SHOWING JV AREA AND JV NON-COMPETITION AREA

Wafi-Golpu Joint Venture Agreement

Annexure B
SHAREHOLDERS AGREEMENT

Wafi-Golpu Joint Venture Agreement

Annexure C
CONSTITUTION FOR COMPANY ACTING AS OPERATOR

Wafi-Golpu Joint Venture Agreement

Annexure D
SERVICES AGREEMENT

Wafi-Golpu Joint Venture Agreement

Annexure E
MASTER CO-OPERATION AGREEMENT

Wafi-Golpu Joint Venture Agreement